EXHIBIT 5



                         TRANSITIONAL SERVICES AGREEMENT



                                 BY AND BETWEEN



                        SAVVIS COMMUNICATIONS CORPORATION



                                       AND



                                 REUTERS LIMITED





                         DATED AS OF SEPTEMBER 28, 2001




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                                TABLE OF CONTENTS
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ARTICLE I  DEFINITIONS AND INTERPRETATIONS..............................................................2

         Section 1.01.  Definitions.....................................................................2

         Section 1.02.  Interpretation, Terms Generally, Rules of Construction..........................6

         Section 1.03.  Agreement of Reuters Group and SAVVIS Group.....................................8

ARTICLE II  PROVISION OF SERVICES.......................................................................8

         Section 2.01.  Services........................................................................8

         Section 2.02.  Third Party Service Providers...................................................9

ARTICLE III  SERVICE LEVELS.............................................................................9

         Section 3.01.  Service Levels..................................................................9

         Section 3.02.  Transitional Nature of Services; Changes.......................................10

         Section 3.03.  Obligations of SAVVIS Group....................................................10

ARTICLE IV  ACCESS AND ASSISTANCE......................................................................10

         Section 4.01.  SAVVIS to Provide Access.......................................................10

         Section 4.02.  Cooperation; Consents..........................................................11

         Section 4.03.  License of SAVVIS Proprietary Information......................................11

         Section 4.04.  License of Reuters Technology Assets...........................................11

         Section 4.05.  Alternatives...................................................................12

ARTICLE V  RATES AND CHARGES...........................................................................12

         Section 5.01.  Charges for Services...........................................................12

ARTICLE VI  INVOICING AND PAYMENT......................................................................13

         Section 6.01.  Invoices.......................................................................13

         Section 6.02.  Payment Terms..................................................................13

         Section 6.03.  Taxes and Duties...............................................................13

         Section 6.04.  Disputed Invoices..............................................................13

         Section 6.05.  Tax Indemnity..................................................................14

ARTICLE VII  COVENANTS.................................................................................14

         Section 7.01.  Reuters Covenants..............................................................14

         Section 7.02.  SAVVIS's Covenants.............................................................14

ARTICLE VIII  DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION....................15
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         Section 8.01.  Responsibility for Errors and Omission of Services;
                        Limitation on Liability for Services...........................................15

         Section 8.02.  DISCLAIMER OF WARRANTIES.......................................................15

         Section 8.03.  Limitation of Liability;
                        Indemnification of SAVVIS......................................................15

         Section 8.04.  Limitation of Liability;
                        Indemnification of Service Provider............................................16

         Section 8.05.  Exclusion of Liability.........................................................17

         Section 8.06.  Remedies for Breach; No Further Obligations;
                        Limited Services...............................................................17

ARTICLE IX  CONTACT PERSON.............................................................................17

         Section 9.01  Contact Person..................................................................17

ARTICLE X TERM.........................................................................................17

         Section 10.01  Term...........................................................................17

ARTICLE XI  TERMINATION................................................................................18

         Section 11.01  Termination of Service by SAVVIS...............................................18

         Section 11.02.  Termination of Specific Services by Reuters...................................18

         Section 11.03.  Termination of the Agreement by Reuters.......................................19

         Section 11.04.  Termination of Less than All of the Services..................................19

ARTICLE XII  CONFIDENTIALITY...........................................................................20

         Section 12.01  Confidential Information.......................................................20

         Section 12.02  Use of Confidential Information................................................20

         Section 12.03.  Permitted Disclosure..........................................................20

         Section 12.04.  Return of Confidential Information............................................20

         Section 12.05.  Waiver........................................................................20

         Section 12.06  Remedy.........................................................................21

         Section 12.07  Public Information.............................................................21

         Section 12.08  Required Disclosure............................................................21

         Section 12.09  Disclosure to Certain Persons..................................................21

ARTICLE XIII  DISPUTE RESOLUTION.......................................................................22

         Section 13.01  Dispute Resolution.............................................................22

         Section 13.02  Jurisdiction, Venue and Service of Process.....................................22
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ARTICLE XIV  FORCE MAJEURE.............................................................................23

         Section 14.01  Events of Force Majeure........................................................23

         Section 14.02  Termination....................................................................23

         Section 14.03  Consequences...................................................................23

ARTICLE XV  REMEDIES AND WAIVERS.......................................................................23

         Section 15.01  Delay or Omission..............................................................23

         Section 15.02  Single or Partial Exercise.....................................................23

         Section 15.03  Cumulative Rights..............................................................23

ARTICLE XVI  COSTS AND EXPENSES........................................................................24

         Section 16.01  Costs and Expenses.............................................................24

ARTICLE XVII  ASSIGNMENT...............................................................................24

         Section 17.01  SAVVIS Assignment..............................................................24

         Section 17.02  Reuters Assignment.............................................................24

         Section 17.03  Succession.....................................................................24

ARTICLE XVIII  ANNOUNCEMENTS...........................................................................24

         Section 18.01  Press Release and Public Announcements.........................................24

         Section 18.02  Duration of Restrictions.......................................................24

ARTICLE XIX  DATA PROTECTION AND PRIVACY...............................................................25

         Section 19.01  SAVVIS's Instructions..........................................................25

         Section 19.02  Privacy Policy.................................................................25

         Section 19.03  Mutual Warranty................................................................25

         Section 19.04  Processing Data................................................................25

ARTICLE XX  GENERAL PROVISIONS.........................................................................25

         Section 20.01  Non-Solicitation...............................................................25

         Section 20.02  Notices........................................................................26

         Section 20.03  Severability...................................................................27

         Section 20.04  Entire Agreement...............................................................27

         Section 20.05  Relationship of the Parties....................................................27

         Section 20.06  Counterparts...................................................................27

         Section 20.07  Third Party Rights.............................................................27

         Section 20.08  WAIVER OF JURY TRIAL...........................................................27

         Section 20.09  Amendments.....................................................................27

         Section 20.10  Governing Law..................................................................27
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SCHEDULES

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         Schedule 1        Field and Technical Services..........................................1-1

         Schedule 2        Call Center Operations and
                           Network Monitoring Services...........................................2-1

         Schedule 3        CDEV/Customer Order Services..........................................3-1

         Schedule 4        Vantive Services......................................................4-1

         Schedule 5        MIS & SAP Services....................................................5-1

         Schedule 6        Hardware Logistics, Inventory Shipping, &
                           Warehousing Services..................................................6-1

         Schedule 7        OASG-PC Support Services..............................................7-1

         Schedule 8        Billing Services - Europe and Asia....................................8-1

         Schedule 9        Financial Fixed Assets Services.......................................9-1

         Schedule 10       Facilities Services..................................................10-1


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CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.



                         TRANSITIONAL SERVICES AGREEMENT
                         -------------------------------

                  This TRANSITIONAL SERVICES AGREEMENT (the "AGREEMENT") is entered into as of September 28, 2001, by and between SAVVIS Communications Corporation, a Delaware corporation ("SAVVIS"), and Reuters Limited, a company incorporated in England under registered number 3918478 ("REUTERS").

                                    RECITALS

                  WHEREAS, the Reuters Group (as hereinafter defined) is in the business of providing data, news and other services to the financial services sector and others throughout the world; and

                  WHEREAS, SAVVIS is engaged in the business of providing Internet protocol backbone and other data transport services; and

                  WHEREAS, Reuters America Inc. and Reuters S.A. (together with Reuters America Inc., "PURCHASER"), both members of the Reuters Group, and Bridge Information Systems, Inc., a Missouri corporation, on behalf of itself and certain of its subsidiaries (collectively, "BRIDGE") have entered into that certain Asset Purchase Agreement, dated as of May 3, 2001 (as the same may be amended and restated from time to time as provided therein, the "ASSET PURCHASE AGREEMENT"), pursuant to which Purchaser agreed to purchase certain assets and business operations of Bridge, including shares of capital stock of certain direct and indirect subsidiaries of Bridge, and assume certain liabilities related thereto (the "ACQUIRED BUSINESS"); and

                  WHEREAS, pursuant to the terms and conditions set forth in the Asset Purchase Agreement, Reuters entered into a binding letter agreement with SAVVIS (the "NSA TERM SHEET"), setting forth certain terms and conditions to be included as part of a definitive network services agreement to be entered into between Reuters and SAVVIS for the provision of certain data transport network services by SAVVIS and members of the SAVVIS Group to the Reuters Group, including operation, management and maintenance services; and

                  WHEREAS, pursuant to the terms and conditions set forth in the NSA Term Sheet, SAVVIS and Reuters have entered into that certain Network Service Agreement, of even date herewith (as the same may be amended from time to time as provided herein, the "NETWORK SERVICE AGREEMENT"), pursuant to which SAVVIS agrees to provide certain data transport network services to Reuters (the "Network Service"); and

                  WHEREAS, in connection with the Network Services Agreement, Reuters has agreed to provide or cause members of the Reuters Group to provide certain services to SAVVIS and other members of the SAVVIS Group (as hereinafter defined) in order to support SAVVIS for a transitional period pending SAVVIS establishing its own capabilities to provide such services for its business; and

                  WHEREAS, in connection with the Network Service Agreement and the Purchaser's acquisition of the Acquired Business from Bridge, Reuters has agreed to perform (or cause the applicable members of the Reuters Group to provide) such services on the terms and subject to the conditions set forth in this Agreement, and SAVVIS has agreed to receive and pay for such services on the terms set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

         Section 1.01. Definitions. The following terms shall have the following meanings:

"ADDITIONAL SERVICES"            shall have the meaning set forth in Section
                                 2.01(b) of this Agreement.

"AFFILIATE"                      means, with respect to any person, any other
                                 person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under Common Control with, such person.

"AGREEMENT"                      means this Transitional Service Agreement by
                                 and between SAVVIS and Reuters, including all exhibits and attachments hereto, as the same may be amended from time to time in accordance with its terms.

"ASSET PURCHASE AGREEMENT"       shall have the meaning set forth in the
                                 Recitals.

"BRIDGE CANADA"                  shall have the meaning set forth in Section
                                 2.01(a) of this Agreement.

"BUSINESS DAY"                   means a day (other than Saturday or
                                 Sunday) on which commercial banks are open for business in the City of London, England and in the City of New York, USA.

"CONFIDENTIAL INFORMATION"       shall have the meaning set forth in Section
                                 12.01 of the Agreement.


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"CONTROL"                        means (including the terms "CONTROLLED BY" and
                                 "UNDER COMMON CONTROL"), with respect to the relationship between or among two or more persons, the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person; provided, however, that a person shall not be deemed to Control any person that is a publicly traded company if its ownership of voting securities does not constitute a majority of the voting securities of such person. For the avoidance of doubt for purposes of this definition, SAVVIS shall not be deemed to be Controlled by any member of the Reuters Group.

"DISPUTE NOTICE"                 shall have the meaning set forth in Section
                                 13.01 of this Agreement.

"EFFECTIVE DATE"                 means the date of the closing of the
                                 transactions contemplated under the Asset
                                 Purchase Agreement whereby the Purchaser acquires the Acquired Business from Bridge.

"FORCE MAJEURE"                  means any of the events as set forth in of this
                                 Agreement.

"FUNDING AGREEMENTS"             means that certain Securities Purchase
                                 Agreement, dated as of May 16, 2001, between SAVVIS and Reuters Holdings Switzerland S.A.
                                 (as the same may be amended from time to time in accordance with its terms, the "PURCHASE
                                 AGREEMENT") and any other agreement or
                                 arrangement whereby Reuters or any member of the Reuters Group provides any funding to SAVVIS or any member of the SAVVIS Group.

"INTELLECTUAL PROPERTY           means patents, trade marks, signs and service
RIGHTS"                          marks, rights in designs, trade or business
                                 names or signs, copyrights (including rights in computer software), database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of similar nature or having

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                                 equivalent or similar effect to any of these
                                 which may subsist anywhere in the world.

"LOSS" OR "LOSSES"               shall have the meaning set forth in Section
                                 8.03(a) of this Agreement.

"MARK-UP"                        means the applicable percentage of the cost to
                                 the Reuters Group of providing a particular
                                 Service hereunder as indicated in the
                                 applicable Schedule for such Service.

"MONTHLY FEE"                    shall have the meaning set forth in Section
                                 5.01 of this Agreement.

"NETWORK SERVICES AGREEMENT"     shall have the meaning set forth in the
                                 Recitals.

"NON-SPECIFIED SERVICE" OR       shall have the meaning set forth in Section
"NON-SPECIFIED SERVICES"         2.01(c) of this Agreement.

"PRIVACY POLICY"                 shall have the meaning set forth in Section
                                 19.02 of this Agreement.

"PURCHASER"                      shall have the meaning set forth in the
                                 Recitals.

"RELEVANT INTELLECTUAL           means all Intellectual Property Rights which
PROPERTY"                        are from time to time:

                                 (i)     owned by SAVVIS; or

                                 (ii)    used by SAVVIS under license from a
                                         third party, where SAVVIS has the right
                                         to grant a sub-license to use the same
                                         to Reuters, or can procure such right
                                         to grant a sub-license (or a direct
                                         license from the licensor) without
                                         incurring material costs.

"REUTERS COST"                   means the fully allocated direct cost, not
                                 including any Mark-up, of a Service or any component of a Service hereunder determined in accordance with the Reuters Group's cost allocation mechanisms as indicated in the applicable Schedule for such Service.

"REUTERS CUSTOMER"               means any customer or distributor
                                 from time to time of the Reuters Group.

"REUTERS GROUP"                  means Reuters and its direct and indirect
                                 subsidiaries and any holding company and any subsidiaries of such

                                       4

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                                 holding company from time to time, together
                                 with such entities as are from time to time operating as authorized distributors of Reuters in territories due to the local law not permitting Reuters to operate through a subsidiary in those territories. For the purpose of this definition a company is a "subsidiary" of a "holding company" (including where appropriate Reuters) if that holding company owns at least fifty percent (50%) of the voting stock of that company or otherwise has the right to exercise Control over such company.

"SAVVIS GROUP"                   means SAVVIS and any direct and indirect
                                 subsidiaries of SAVVIS from time to time, together with such entities as are from time to time operating as authorized distributors of SAVVIS in territories due to the local law not permitting SAVVIS to operate through a subsidiary in those territories. For the purpose of this definition a company is a "subsidiary" of SAVVIS if SAVVIS owns at least fifty percent (50%) of the voting stock of that company or otherwise has the right to exercise
                                 Control over such company.

"SAVVIS SITES"                   means any business location of SAVVIS or
                                 any member of the SAVVIS Group and/or any of SAVVIS's customers from time to time.

"SERVICE COMMENCEMENT            shall have the meaning set forth in Section
DATE"                            2.01(a) of this Agreement.

"SERVICE PROVIDER"               shall have the meaning set forth in Section
                                 2.02 of this Agreement.

"SERVICE RECIPIENT"              means SAVVIS or any member of the SAVVIS Group
                                 to which any Service is provided pursuant to this Agreement.

"SERVICE" OR "SERVICES"          means any service or services provided by
                                 Reuters or any member of the Reuters Group, or any Third Party Service Provider on behalf of Reuters or any member of the Reuters Group pursuant to this Agreement, as described on the applicable Schedules attached to this
                                 Agreement.

"SUPPORTED THIRD PARTY
CUSTOMERS"                       means customers who receive services from a
                                 third party that Customers" acquired any assets from Bridge (including

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                                 without limitation, customers of the Telerate
                                 Business) in the United States, Canada, Bermuda and other countries and territories in the Caribbean, as applicable (i) who are supported by Reuters or any member of the Reuters Group pursuant to any contract or obligation relating to Reuters acquisition of Bridge Information Systems, Inc. and its subsidiaries and (ii) who receive services provided by SAVVIS.

"TAX" OR "TAXES"                 includes all taxes, levies, duties, imposts,
                                 charges and withholdings of any nature
                                 whatsoever, including (without limitation) taxes on gross or net income profits or gains and taxes on receipts, sales, use, operation, franchise, transfer, value added and personal property, together with all penalties, charges and interest relating to any of them or to any late or incorrect return in respect of any of them regardless of whether any such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to any member of the Reuters Group or any other person and of whether any amount in respect of any of them is recoverable from any other person.

"TELERATE BUSINESS"              means the business and operations of Telerate
                                 Holdings, Inc. and its direct and indirect
                                 Subsidiaries.

"TERM"                           shall have the meaning set forth in Section
                                 10.01 of this Agreement.

"THIRD PARTY CUSTOMER"           means any customer from time to time of SAVVIS.

"THIRD PARTY SERVICE PROVIDER"   or shall have the meaning set forth in
or "THIRD PARTY SERVICE          Section 2.02 of this Agreement.
PROVIDERS"



       Section 1.02.  Interpretation, Terms Generally, Rules of Construction.

       (a) The Schedules shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules or any other exhibit or attachment to this Agreement. To the extent that there is an inconsistency between the terms of the body of this Agreement and the Schedules, the body of this Agreement shall prevail, unless the Schedule expressly states that it is to prevail over the terms of the body of this Agreement.

       (b) In construing this Agreement, unless the context otherwise requires:

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            (i) all defined terms shall apply equally to both the plural as well as the singular forms of the terms defined; any pronoun shall also include the corresponding masculine, feminine and neuter forms;

            (ii) unless otherwise stated, the words "herein", "hereunder" and other similar words refer to this Agreement as a whole and not to a particular Section or other subdivision;

            (iii) references to "Sections" and "Schedules" are to sections of, and schedules to, this Agreement and references to paragraphs are to paragraphs of the relevant Schedule to this Agreement;

            (iv) references to a "person" shall be construed so as to include any individual, firm, company or other corporate body, government, state or agency of a state, local or municipal authority or government body or any joint venture, association, partnership or limited partnership (whether or not having separate legal existence);

            (v) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

            (vi) any reference to a "day" (including within the phrase "Business Day") shall mean a period of twenty-four (24) hours running from midnight to midnight;

            (vii) references to times are to local times in New York, New York, unless otherwise stated;

            (viii) a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, notated or supplemented (other than in breach of the provisions of this Agreement) at any time;

            (ix) headings and titles are for convenience only and do not affect the interpretation of this Agreement;

            (x) a reference in relation to any particular jurisdiction to any specific legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any other jurisdiction be treated as a reference to any analogous term in that jurisdiction;

            (xi) any list or examples following the word "including" shall be interpreted without limitation to the generality of the preceding words;

            (xii) general words shall not be given a restrictive meaning, where introduced by the word "other", by reason of the fact that they are preceded

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       by words indicating a particular class of acts, matters or things, nor by reason of the fact that they are followed by particular examples intended to be embraced by the general words; and

            (xiii) references to "$" are to U.S. Dollars.

                                   ARTICLE II

                             PROVISION OF SERVICES

       Section 2.01. Services.

         Section 1.03. Agreement of Reuters Group and SAVVIS Group. For the avoidance of doubt, this Agreement (i) is entered into by Reuters for the benefit of the Reuters Group and (ii) is entered into by SAVVIS for the benefit of the SAVVIS Group.

                                   ARTICLE II

                              PROVISION OF SERVICES

       Section 2.01. Services.

         (a) Services. Except as otherwise expressly provided herein, beginning on the Effective Date of this Agreement, or with respect to certain Services as set forth in the Schedules attached hereto, as of the respective service commencement date set forth in the applicable Schedule (the "SERVICE COMMENCEMENT DATE"), and continuing until the termination of this Agreement or the termination of the applicable Service as provided in Article XI hereof, Reuters shall provide or cause to be provided to SAVVIS or any member of the SAVVIS Group, in each case as identified in Schedules attached to this Agreement, the Services listed in the attached Schedules to this Agreement as of the Effective Date, except as provided otherwise in any Schedule to this Agreement, solely in the United States and Canada; provided, however, that the provision of any of the Services in Canada is subject to the condition precedent that the Purchaser shall have acquired all shares of capital stock of Bridge Information Systems Canada, Inc. ("BRIDGE CANADA"), or all the material tangible and intangible assets and business operations of Bridge Canada; provided, further, that in the event that the Purchaser does not acquire all of the capital stock or all the material tangible and intangible assets and business operations of Bridge Canada, Reuters obligation hereunder to provide Services in Canada shall be limited to those provinces of Canada where Reuters or the applicable member of the Reuters Group has directly or indirectly acquired from Bridge such assets, in Reuters sole reasonable discretion, that permit Reuters or the applicable member of the Reuters Group as of the Effective Date to provide the Services as contemplated hereunder; and provided further, that the Facilities Services set forth in Schedule 10 shall be provided to SAVVIS or the applicable member of the SAVVIS Group in Bermuda and other countries and territories in the Caribbean, as applicable, subject to the condition precedent that Reuters has acquired the relevant material tangible and intangible assets and business operations for such regions.

         (b) Additional Services. From time to time after the Effective Date, the parties hereto may identify additional services that, upon the mutual agreement of the parties hereto, Reuters or the applicable member of the Reuters Group may agree to provide to SAVVIS or a member of the SAVVIS Group in accordance with the terms of this Agreement (any such service, individually, an "ADDITIONAL SERVICE," and,


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collectively, "ADDITIONAL SERVICES") and shall constitute Services under this
Agreement. The parties shall create a Schedule for each Additional Service setting forth a description of such Additional Service, the time period during which such Additional Service will be provided, the charge, if any, for such Additional Service and any other terms applicable thereto. SAVVIS acknowledges and agrees that Reuters shall have no obligation hereunder to provide any Additional Services to SAVVIS or any member of the SAVVIS Group.

         (c) Non-Specified Services. In the event that after the Effective Date, Reuters or any member of the Reuters Group agrees to provide or causes the provision of any services, other than the Services listed in the attached Schedules to this Agreement, or Additional Services agreed upon by the parties pursuant to section 2.01(b) above (any such service, individually a "NON-SPECIFIED SERVICE" and, collectively, "NON-SPECIFIED SERVICES"), then such Non-Specified Services shall constitute Services under this Agreement and shall be deemed to have been rendered in accordance with the terms of this Agreement and SAVVIS shall compensate Reuters for all of Reuters Cost plus [**] Mark-up for the Non-Specified Services.

     Section 2.02. Third Party Service Providers. At its option, Reuters may cause any Service it is required to provide hereunder to be provided by another member of the Reuters Group or by any other person that is providing, or may from time to time provide, the same or similar services for Reuters (each, a "Third Party Service Provider" and together with Reuters or any member of the Reuters Group providing Services hereunder, a "Service Provider"); provided, however, that with respect to a specific Service provided hereunder as expressly set forth on the applicable Schedule to this Agreement, Reuters may not use any of the entities listed in the applicable Schedule as a Third Party Service Provider, or any majority-owned subsidiary of any such entity, with respect to such Service. SAVVIS shall, if reasonably requested by Reuters or any member of the Reuters Group, enter into an agreement with the Third Party Service Provider with respect to any Services to be received pursuant to the terms of this Agreement. Except as set out in any agreement between SAVVIS and a Third Party Service Provider, if SAVVIS enters such an agreement at Reuters request, Reuters shall remain responsible, in accordance with the terms of this Agreement, for the performance of any Service to be provided hereunder.

                                  ARTICLE III

                                 SERVICE LEVELS

     Section 3.01. Service Levels. Reuters or the applicable member of the Reuters Group shall provide or cause to be provided to SAVVIS or the applicable member of the SAVVIS Group any Service provided hereunder in the following manner:

         (a) if such Service being provided hereunder is maintained for Reuters or any Reuters Group member's own internal use, such Service shall be provided in a manner consistent with the standard in effect from time to time at which such Service is maintained for the Reuters Group's own internal use;

         [**] CONFIDENTIAL TREATMENT REQUESTED

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         (b) if such Service being provided hereunder is no longer maintained for Reuters or any applicable Reuters Group member's own internal use, such Service shall be provided in a manner consistent with the standard at which such Service is maintained for such own internal use prior to the date on which such Service was discontinued; and

         (c) if such Service is being provided by a Third Party Service Provider and such Service is not maintained for Reuters or any Reuters Group member's own internal use, such Service shall be provided in a manner consistent with the standards set forth on the applicable Schedule attached to this Agreement.

     Section 3.02. Transitional Nature of Services; Changes. SAVVIS hereby acknowledges and agrees that the Services provided to SAVVIS and the SAVVIS Group hereunder are transitional in nature and that Reuters, any applicable member of the Reuters Group and any Third Party Service Provider may make changes from time to time in the manner of performing the Service subject to the terms and conditions in the applicable Schedule with respect to a particular Service. In the event Reuters or any member of the Reuters Group (or any Third Party Service Provider providing similar services to the Services hereunder to Reuters or any member of the Reuters Group) make changes to any Service maintained for the Reuters Group's own internal use, then Reuters shall have the option to make similar changes in the manner of performing the same or similar Services to SAVVIS or the SAVVIS Group hereunder. Reuters shall, or shall cause the relevant Service Provider to, give SAVVIS reasonable notice of any such change in the Services provided hereunder.

     Section 3.03. Obligations of SAVVIS Group. Specific obligations with respect to SAVVIS and any member of the SAVVIS Group receiving Services hereunder may be set forth in the applicable Schedule. Where no specific obligations for a Service provided hereunder is set forth in the applicable Schedule, SAVVIS and each member of the SAVVIS Group receiving such Service shall use its reasonable best efforts, in connection with receiving any such Service, to follow the policies, procedures and practices of the Reuters Group in effect as of the applicable date, including providing information and documentation sufficient for Reuters, the applicable member of the Reuters Group, or Third Party Service Provider, as applicable, to perform the Service and making available, as reasonably requested by the applicable Service Provider, sufficient resources and timely decisions, approvals and acceptances to permit the Service Provider to meet its obligations hereunder.


                                   ARTICLE IV

                              ACCESS AND ASSISTANCE

     Section 4.01. SAVVIS to Provide Access. SAVVIS and each member of the SAVVIS Group shall (at SAVVIS's own cost and expense) promptly provide and, where applicable, use commercially reasonable efforts to ensure that the SAVVIS Customers promptly provide, each of Reuters, any member of the Reuters Group and any Third Party Service Provider with all assistance (including, without limitation, the provision of access to and, where relevant, rights to use the SAVVIS Sites, personnel, computer systems, software, databases, data, know-how and other information) as is reasonably necessary to enable the applicable Service Provider to provide the Services in accordance with the terms of this Agreement. If a Service Provider is unable to obtain such access or is denied such rights (and has complied with its obligations in relation to obtaining them), then none of Reuters, any member of the Reuters Group or any Third Party Service Provider shall be in breach of its obligation to provide or procure the provision of Services to the extent that such inability to obtain access or such rights causes what would otherwise be such breach.

     Section 4.02. Cooperation; Consents. SAVVIS and each member of the SAVVIS Group shall obtain all consents, licenses, sublicenses or approvals necessary to permit Reuters, the applicable member of the Reuters Group and any Third Party Service Providers to provide the Services and perform Reuters obligations hereunder. SAVVIS shall bear the entire cost and expense of obtaining such consents, licenses, sublicenses or approvals and will reimburse Reuters and the applicable members of the Reuters Group for any costs and expenses incurred by Reuters or any member of the Reuters Group in connection with obtaining any such consents, licenses, sublicenses or approvals. If SAVVIS, or the applicable member of the SAVVIS Group, as the case may be, is unable to obtain such consents, licenses, sublicenses or approvals, then none of Reuters, any member of the Reuters Group or any Third Party Service Provider shall have any obligation to provide or procure the provision of Services, pursuant to this Agreement or otherwise, for which such consents, licenses, sublicenses or approvals were not obtained. The parties hereto will maintain documentation relating to the information contained in the Schedules and any exhibits and other attachments to this Agreement and cooperate with each other in making such information available as may be required in connection with any tax audit, whether in the United States or any other jurisdiction or country.

     Section 4.03. License of SAVVIS Proprietary Information. SAVVIS hereby grants to Reuters, the applicable member of the Reuters Group or to any relevant Service Provider, for the benefit of Reuters, the applicable member of the Reuters Group and any other Service Provider, access to and a non-exclusive, royalty-free license in respect of any and all of the Relevant Intellectual Property to the extent, and for the period during which, Reuters and/or any Service Provider reasonably requires the use of such Relevant Intellectual Property to provide the Services. Reuters shall not, and shall procure that the Service Providers shall not, use or, to the extent such Relevant Intellectual Property is of confidential nature, disclose such Relevant Intellectual Property for any purpose unrelated to the provision of Services.

     Section 4.04. License of Reuters Technology Assets. Where indicated in the applicable Schedule with respect to the specific Service(s) referenced therein, Reuters hereby grants to SAVVIS or the applicable member of the SAVVIS Group a non-exclusive and non-transferable license to use all hardware, equipment and software reasonably necessary for SAVVIS to use the Service(s). Such license is granted for the term of this Agreement for the sole purpose of enabling SAVVIS to use the Service(s). SAVVIS shall not, and shall procure that any of the members of the SAVVIS Group shall not, use or disclose such license for any purpose unrelated to use of the Service(s). At the end of the Term of any of the Services or the end of the Term of this Agreement, as applicable, or in the event any of the Services are terminated in accordance with Section 11 hereof, Reuters (i) will use its commercially reasonable efforts to assist SAVVIS in obtaining any third party licenses necessary for SAVVIS to provide and perform such Services for SAVVIS or the applicable member of the SAVVIS Group after the termination of such Services, and (ii) shall, upon SAVVIS's request, grant a license with respect to any hardware, equipment or software owned by Reuters or the Reuters Group that is necessary for the provision of any such Services hereunder to SAVVIS or the applicable member of the SAVVIS Group on commercially reasonable terms acceptable to Reuters on a non-exclusive and non-transferable basis. Except as otherwise set forth in a separate agreement among the parties hereto (including those where Reuters or the applicable member of the Reuters Group succeeded Bridge pursuant to the Purchaser's acquisition of the Acquired Business from Bridge) with respect to any co-developed customer software relating to the Services hereunder, the ownership of such co-developed software shall be in proportion to each party's funding of such co-developed software.

     Section 4.05. Alternatives. If Reuters believes, in its sole reasonable judgment, that it is unable, either directly, through a member of the Reuters Group or a Third Party Service Provider, to provide any one or more of the Services because of a failure to obtain any required consents, licenses, sublicenses or approvals pursuant to Section 4.03 hereof or due to the impracticability of providing such Service, the parties hereto shall cooperate to determine an alternative approach; provided, however, that if the applicable Service Provider is unable to provide any Service because of the failure of SAVVIS to obtain any required consent, license, sublicense or approval, Reuters shall have no obligation to provide such Service hereunder, either directly by a member of the Reuters Group or through a Third Party Service Provider and SAVVIS and the members of the SAVVIS Group shall hold Reuters and the members of the Reuters Group harmless under this Agreement for any failure to provide Services hereunder. To the extent any alternative approach agreed to by the parties hereto requires payment above and beyond the amount set forth in the applicable Schedule to this Agreement with respect to such Service, SAVVIS shall pay any such additional amounts unless otherwise agreed to in writing by the parties hereto.

                                   ARTICLE V

                               RATES AND CHARGES

     Section 5.01. Charges for Services. SAVVIS shall pay Reuters, the applicable member of the Reuters Group or the applicable Third Party Service Provider for the Services provided hereunder (i) a monthly fee of [**] (the "Monthly Fee") during the period commencing on the Effective Date and ending on December 31, 2001, provided that for any period for the Monthly Fee that is less than one calendar month due to the timing of the Effective Date, SAVVIS shall pay the pro rata portion of the Monthly Fee based on the number of days the Services were provided hereunder with respect to such period, and (ii) according to the rates and charges set forth on the applicable Schedule to this Agreement for each of the Services listed therein for all Services provided on and after January 1, 2002.

         [**] CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE VI

                              INVOICING AND PAYMENT

     Section 6.01. Invoices. Reuters or the applicable member of the Reuters Group, as the case may be, shall invoice, and shall cause each Third Party Service Provider, if any, to invoice, SAVVIS and/or the applicable member of the SAVVIS Group (i) on a monthly basis for any Services provided pursuant to this Agreement from the Effective Date through and including December 31, 2001, and
(ii) quarterly for all charges for Services provided pursuant to this Agreement on and after January 1, 2002, unless otherwise specified in the applicable schedule to this Agreement.

     Section 6.02. Payment Terms. SAVVIS and/or the applicable member of the SAVVIS Group shall pay amounts invoiced to it within thirty (30) days following the date of receipt of the invoice. Reuters or the applicable member of the Reuters Group, as the case may be, shall have the right to charge interest for any amount not paid when due until such sum is paid at a rate of interest equal to [**] per annum above the prime or base lending rate established from time to time by Citibank N.A. (or any successor thereto).

     Section 6.03. Taxes and Duties. All sums payable by SAVVIS or the applicable member of the SAVVIS Group to Reuters or the applicable member of the Reuters Group, as the case may be, or any Third Party Service Provider pursuant to the terms of this Agreement shall be:

         (a) paid free and clear of all deductions or withholdings on account of taxes, duties or levies except as may be required by any applicable law. In the event that any payment is subject to a withholding or deduction required by law, Reuters and the applicable member of the Reuters Group providing Services hereunder shall be entitled to receive from SAVVIS and the applicable members of the SAVVIS Group all reasonable assistance to enable them to obtain a credit in respect of such withholding or deduction;

         (b) exclusive of amounts in respect of value added tax (VAT), sales tax and other indirect taxes (if any) which shall be paid in addition to such amount by SAVVIS on issue of a valid VAT invoice or equivalent document at the rate and in the manner from time to time being prescribed by law.

     Section 6.04. Disputed Invoices. If SAVVIS and/or any member of the SAVVIS Group in good faith disputes the accuracy or legitimacy of any charge or invoice, SAVVIS shall promptly notify Reuters, the applicable member of the Reuters Group and any Third Party Service Provider of such dispute and pay or procure the payment of any undisputed amount by the due date. To the extent that the dispute cannot be resolved between Reuters and SAVVIS, the parties shall seek to resolve the matters in dispute in accordance with Article XIII hereof. Where any dispute determines that SAVVIS should pay the disputed amount, Reuters or the relevant Service Provider may charge interest on such disputed amount from the due date to the date such sum is paid at the prime or base lending rate established from time to time by Citibank N.A. (or any successor thereto).

         [**] CONFIDENTIAL TREATMENT REQUESTED

     Section 6.05. Tax Indemnity. SAVVIS covenants that it will fully and effectively indemnify Reuters, the members of the Reuters Group and each Service Provider and their respective representatives, directors, officers, employees, contractors and agents from and against any liability to Taxes arising in connection with the provision of Services by any Service Provider to SAVVIS other than Taxes chargeable in relation to the charges received by Reuters or any Service Provider for provision of such Services.

                                   ARTICLE VII

                                    COVENANTS

     Section 7.01. Reuters Covenants. Reuters hereby covenants that it shall, and shall require that the applicable Service Provider shall:

         (a) employ at a minimum such levels of skill, prudence and foresight as have been employed by it in providing services equivalent to the Services to other members of the Reuters Group prior to the date hereof;

         (b) comply with all applicable licenses, consents, permits and authorizations required to provide the Services; and

         (c) comply with all applicable laws, regulations and mandatory or recognized industry codes of conduct relating, from time to time, to provision of those Services which as at the date hereof are, or immediately prior to the date hereof were, maintained for the internal use of the Reuters Group.

     Section 7.02. SAVVIS's Covenants. SAVVIS hereby covenants on behalf of itself and the applicable members of the SAVVIS Group, that:

         (a) it shall disclose in writing to Reuters, any applicable member of the Reuters Group and any relevant Service Provider anything of which it is aware which may impact on the ability of Reuters, any applicable member of the Reuters Group or such Service Provider to provide the Services, including all changes (if any) to any applicable laws, regulations and/or (to the extent relevant to the Services) any mandatory or recognized industry codes relating to SAVVIS's or any member of the SAVVIS Group's business;

         (b) it shall comply with all licenses, permits, consents and authorizations required in connection with the fulfillment of its obligations under this Agreement;

         (c) it shall comply with all applicable laws, regulations and mandatory or recognized industry codes of conduct relating, from time to time, to the fulfillment of its obligations under this Agreement; and

         (d) it shall fulfill its obligations under this Agreement with reasonable skill, prudence and foresight.

         (e) as soon as SAVVIS or any member of the SAVVIS Group has the technical capability and the organizational resources to provide to SAVVIS and the applicable members of the SAVVIS Group any Service provided hereunder or can contract with a third party to receive any Service on commercially reasonable terms, SAVVIS shall terminate this Agreement with respect to such Service in accordance with the provisions of Article XI hereof as soon as practicable.

                                  ARTICLE VIII

              DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY AND
                                 INDEMNIFICATION

     Section 8.01. Responsibility for Errors and Omission of Services; imitation on Liability for Services.

         (a) Except as otherwise expressly provided in this Article VIII, the sole responsibility of Reuters (including any member of the Reuters Group) to SAVVIS or any member of the SAVVIS Group for errors or omissions in the Services provided hereunder, shall be to use its commercially reasonable efforts to make such Services available and/or to resume performing the Services as promptly as reasonably practicable or, in the case of data processing and common support services, to furnish correct information, payment and/or adjustment to such Services, in each case at no additional cost or expense to SAVVIS; provided, that SAVVIS shall promptly advise the applicable member of the Reuters Group and any Third Party Service Provider of any such errors or omissions.

         (b) Reuters liability to SAVVIS and any member of the SAVVIS Group for any Losses (as defined below) arising from Reuters failure to provide any Services hereunder shall be the lesser of (i) SAVVIS's incremental out-of-pocket cost of performing such Services itself or (ii) SAVVIS's incremental out-of-pocket cost of obtaining such service from a third party; provided, that SAVVIS and the members of the SAVVIS Group shall exercise all reasonable efforts under the circumstances to minimize the cost of any such alternative to such Services by selecting a cost-effective alternative which provides the functional equivalent of the Services replaced.

     Section 8.02. DISCLAIMER OF WARRANTIES. REUTERS, ON BEHALF OF ITSELF AND EACH MEMBER OF THE REUTERS GROUP, DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES, AND REUTERS MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

     Section 8.03. Limitation of Liability; Indemnification of SAVVIS.

        (a) Neither Reuters nor any member of the Reuters Group shall have any liability to SAVVIS, any member of the SAVVIS Group or any third party with respect to any claims, liabilities, obligations, losses, costs, expenses, litigation, proceedings, assessments, charges, demands or judgments of any kind or nature whatsoever, including reasonable attorneys' fees (individually, a "LOSS" and collectively, "LOSSES") arising from or with respect to the furnishing of any Services hereunder except (i) as expressly provided in Section
8.01 hereof, and (ii) for liabilities arising directly out of Reuters willful misconduct occurring after the Effective Date.

         (b) Reuters shall be solely liable and responsible for, and shall indemnify SAVVIS and its directors, officers, employees, agents, representatives and affiliates from, any and all Losses arising from (i) any material breach by Reuters under this Agreement and (ii) Reuters willful misconduct with respect to the performance of the Services to be provided hereunder.

         (c) In no event shall Reuters or any member of the Reuters Group or any Third Party Service Provider have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence, willful misconduct or breach of any obligations hereunder, and whether or not informed of the possibility of the existence of such damages.

         (d) Upon termination of this Agreement or the earlier termination of any Services hereunder, Reuters shall be obligated to return to SAVVIS or any members of the SAVVIS Group, as soon as is reasonably practicable, any equipment or other property of SAVVIS or any member of the SAVVIS Group relating to the Services which is in Reuters control or possession.

     Section 8.04. Limitation of Liability; Indemnification of Service Provider.

         (a) SAVVIS shall (i) indemnify and hold harmless Reuters, each member of the Reuters Group and any Third Party Service Provider, and their respective directors, officers, employees, agents, representatives and affiliates from, any and all Losses arising from any material breach by SAVVIS or any member of the SAVVIS Group of this Agreement and (ii) hold harmless Reuters, each member of the Reuters Group and any Third Party Service Provider, and their respective directors, officers, employees, agents, representatives and affiliates from, any and all Losses arising from furnishing or any failure to furnish any Services provided for in this Agreement other than as expressly provided in Sections 8.01 and 8.03 hereof.

         (b) In no event shall SAVVIS have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

         (c) Upon termination of this Agreement or the earlier termination of any Services hereunder, SAVVIS and the members of the SAVVIS Group shall be obligated to return to Reuters and each member of the Reuters Group, as soon as is reasonably practicable, any equipment, hardware or other property thereof relating to the Services which is in SAVVIS's control or possession.

     Section 8.05. Exclusion of Liability. EXCEPT AS PROVIDED IN SECTIONS 6.05, 8.01, 8.02, 8.03, 8.04 HEREOF, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY, IN CONTRACT (INCLUDING UNDER ANY INDEMNITY), TORT, WARRANTY, STRICT LIABILITY OR ANY OTHER LEGAL THEORY FOR ANY LOSS THAT IS CAUSED BY A BREACH OF THIS AGREEMENT OR ANY ACT OR OMISSION OF EITHER PARTY. EACH OF THE PARTIES SHALL PROCURE THAT NO MEMBER OF THEIR RESPECTIVE GROUPS SHALL BRING ANY ACTION, CLAIM OR PROCEEDINGS AGAINST THE OTHER PARTY OR A MEMBER OF THE OTHER PARTY'S GROUP, OTHER THAN IN THE CIRCUMSTANCES EXPRESSLY CONTEMPLATED BY SUCH SECTIONS.

     Section 8.06. Remedies for Breach; No Further Obligations; Limited
Services.

         (a) The only remedies in respect of a breach of this Agreement are those remedies expressly set out in this Agreement.

         (b) In providing any of the Services hereunder, neither Reuters nor any member of the Reuters Group shall be obligated to (i) hire any additional employees, (ii) maintain the employment of any specific employee, or (iii) purchase, lease or license any additional equipment or assets.

         (c) It is understood and agreed that neither Reuters nor any member of the Reuters Group shall be obligated to perform or cause any Third Party Service Provider to perform any Services in a volume or quantity which exceeds the historical volumes or quantities of such services performed for SAVVIS or any member of the SAVVIS Group. Neither Reuters nor any member of the Reuters Group shall be required to perform or cause any Third Party Service Provider to perform any of the Services for the benefit of any third party or any other entity other than SAVVIS or a member of the SAVVIS Group.

                                   ARTICLE IX

                                 CONTACT PERSON

     Section 9.01. Contact Person. Reuters and SAVVIS shall each appoint an employee or a consultant as the primary contact person for the other party with respect to each of the Services. Either party may change its primary contact person at any time upon written notice to the other party as provided for in this Agreement.

                                   ARTICLE X

                                      TERM

     Section 10.01. Term. Except where a shorter term is set forth in a Schedule for a particular Service, the term of this Agreement shall commence on the Effective Date and shall remain in effect for a period of five (5) years from the Effective
Date (the "Term"), unless and until earlier terminated hereunder with respect to all, or with respect to any one or more of the Services, by either party in accordance with this Agreement.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.01. Termination of Service by SAVVIS.

         (a) SAVVIS may terminate this Agreement with respect to all, or with respect to any one or more of the Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to the Reuters at least ninety (90) days prior to the date of such termination.

         (b) SAVVIS shall terminate this Agreement with respect to any Service provided hereunder where such Service can be provided by SAVVIS or any member of the SAVVIS Group or a third party service provider as contemplated under Section 7.02(e) hereof by giving written notice to Reuters at least thirty (30) days prior to such termination.

         (c) SAVVIS may terminate this Agreement with respect to all, or with respect to any one or more of the Services provided hereunder at any time and from time to time, if Reuters has failed to a material degree to perform or comply with or has violated to a material degree any term, condition or obligation of Reuters under this Agreement, and Reuters has failed to cure such failure or violation within thirty (30) days after receiving written notice thereof from SAVVIS.

         (d) If any termination hereunder results in additional costs and/or penalties imposed by a Third Party Service Provider or incurred by the Service Provider, SAVVIS shall be responsible for and shall indemnify the relevant Service Provider for all such additional costs and/or penalties, provided, however, that SAVVIS shall not be responsible for and shall not indemnify the relevant Service Provider for all such additional costs and/or penalties resulting from any termination of this Agreement by SAVVIS pursuant to Section
11.01 (c) hereof.

     Section 11.02. Termination of Specific Services by Reuters. Reuters may terminate this Agreement with respect to one or more of the Services provided hereunder:

         (a) at any time after the Term, for any reason or no reason, by giving written notice to SAVVIS at least thirty (30) days prior to the date of such termination;

         (b) in the event SAVVIS or any member of the SAVVIS Group has the technical capability and organizational resources to provide any Service provided hereunder or a third party service provider can provide such Service as contemplated under Section 7.02(e) hereof; and

         (c) as expressly provided in the applicable Schedule to this Agreement with respect to a Service provided hereunder.

     Section 11.03. Termination of the Agreement by Reuters. Reuters may terminate the Agreement under the following conditions:

         (a) if SAVVIS has failed to a material degree to perform or comply with or has violated to a material degree any representation, warranty, term, condition or obligation of SAVVIS under this Agreement, and SAVVIS has failed to cure such failure or violation within thirty (30) days after receiving written notice thereof from Reuters;

         (b) if SAVVIS has failed to pay any invoice that is not the subject of a bona fide dispute, as provided by Section 6.04 of this Agreement, within ten
(10) days following the date on which such payment is due and Reuters has provided SAVVIS with written notice thereof;

         (c) if, other than as a result of breach by Reuters of its obligations under the Network Service Agreement or its funding obligations pursuant to the Funding Agreement, SAVVIS (i) becomes the subject of a voluntary or involuntary bankruptcy which has not been dismissed within thirty (30) days following the filing of any insolvency, reorganization or liquidation proceeding, (ii) makes an assignment for the benefit of creditors, or (iii) admits in writing that it is generally unable to pay its debts when due, immediately by giving written notice to SAVVIS;

         (d) upon execution of an agreement in respect of a business combination or other transaction involving SAVVIS that would result in a "Change of Control" (as that term is defined in the Network Services Agreement) of SAVVIS;

         (e) if SAVVIS has failed in any material respect to perform its obligations or has violated in any material respect any of the representations, warranties or agreements under the Funding Agreements, and SAVVIS has failed to cure such failure or violation within thirty (30) days after receiving notice thereof from Reuters or any member of the Reuters Group; or

         (f) if SAVVIS has failed in any material respect to perform its obligations or has violated in any material respect any of the representations, warranties or agreements under the Network Service Agreement, and SAVVIS has failed to cure such failure or violation within thirty (30) days after receiving notice thereof from Reuters or any member of the Reuters Group.

     Section 11.04. Termination of Less than All of the Services. In the event of any termination with respect to one or more, but less than all Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

                                   ARTICLE XII

                                 CONFIDENTIALITY

     Section 12.01. Confidential Information. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" of a party shall mean information which has a commercial value in the business of the party and is reasonably maintained in confidence by the party, and shall include, without limitation, know-how, processes, ideas, inventions (whether or not patentable), formulas, algorithms, computer programs, databases, technical drawings, designs, circuits, layouts, interfaces, materials, schematics, names and information about the expertise of employees or consultants, customer lists, other technical, business, financial, customer and product development plans, supplier information, forecasts, strategies and the like.

     Section 12.02. Use of Confidential Information. During the term of this Agreement and for a period of five (5) years from the date of its expiration or termination (including all extensions thereof), each party agrees to maintain in strict confidence all Confidential Information received by it from the other party. Neither party shall, without prior written consent of the other party, use the other party's Confidential Information for any purpose other than for the performance of its duties and obligations, and the exercise of its rights, under this Agreement. Each party shall use, and shall cause all authorized recipients of the other party's Confidential Information to use, the same degree of care to protect the other party's Confidential Information as it uses to protect its own Confidential Information, but in any event not less than a reasonable degree of care.

     Section 12.03. Permitted Disclosure. Notwithstanding Section 12.02 hereof, either party may disclose the Confidential Information of the other party to:
(a) its employees and the employees, directors and officers of its Affiliates solely as necessary to implement this Agreement; or (b) other persons (including counsel, consultants, lessors or managers of facilities or equipment used by such party) in need of access to such information for purposes specifically related to either party's responsibilities under this Agreement, provided that any disclosure of Confidential Information under clause (b) shall be made only subject to the appropriate assurances that the recipient of such information shall hold it in strict confidence.

     Section 12.04. Return of Confidential Information. Upon the request of the party having proprietary rights to Confidential Information, the party in possession of such information shall promptly return it (including any copies, extracts, and summaries thereof, in whatever form and medium recorded) to the requesting party or, with the other party's prior written consent, shall promptly destroy it and provide the other party with written certification of such destruction.

     Section 12.05. Waiver. Either party may request in writing that the other party waive all or any portion of the requesting party's responsibilities relative to the other party's Confidential Information. Such waiver request shall identify the affected information and the nature of the proposed waiver. The recipient of the request shall respond within a reasonable time and, if it determines, in its sole discretion, to grant the requested waiver, it will do so in writing over the signature of an employee authorized to grant such request. Any failure by a party to respond to such request will not be deemed approval of such request.

     Section 12.06. Remedy. Reuters and SAVVIS acknowledge that any disclosure or misappropriation of Confidential Information in violation of this Agreement could cause irreparable harm, the amount of which may be difficult to determine, thus potentially making any remedy at law or in damages inadequate. Each party, therefore, agrees that the other party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Section and for any other appropriate relief. This right shall be in addition to, and not in lieu of, any other remedy available in law or equity.

     Section 12.07. Public Information. Notwithstanding the foregoing, this Section will not apply to any information which a party can demonstrate was:

                  (i)   at the time of disclosure to it, in the public domain;

                  (ii) after disclosure to it, published or otherwise became part of the public domain through no fault of the party;

                  (iii) in the possession of the receiving party at the time of disclosure to it;

                  (iv) received after disclosure to it from a third party who had a lawful right to disclose such information to it; or

                  (v) independently developed by it without reference to Confidential Information of the other party.

     Section 12.08.Required Disclosure. A party requested or ordered by a court or other governmental authority of competent jurisdiction to disclose another party's Confidential Information shall notify the other party in advance of any such disclosure to afford the other party the opportunity to seek any protections against such disclosure as may be available. Absent the other party's consent to such disclosure, such party will use its best efforts to resist, and to assist the other party in resisting, such disclosure, including without limitation using its best efforts to obtain a protective order or comparable assurance that the Confidential Information so provided will be held in confidence and not further disclosed to any other person, absent the owner's prior consent. Any Confidential Information that may be required to be disclosed shall remain Confidential Information as between the parties hereto.

     Section 12.09. Disclosure to Certain Persons. Notwithstanding any provisions of this Agreement to the contrary, either party may disclose the terms and conditions of this Agreement in the course of a due diligence review performed in connection with prospective debt financing or equity investment by, or a sale to, a third party, so long as the persons conducting such due diligence review have agreed to maintain the confidentiality of such disclosure and not to use such disclosure for any purpose other such due diligence review.

                                  ARTICLE XIII

                               DISPUTE RESOLUTION

     Section 13.01. Dispute Resolution. In the event that any dispute between SAVVIS and Reuters arises from or concerns in any manner the subject matter of this Agreement, each party will attempt, in good faith, to resolve such dispute through discussion between its employees in the following order: first, within five (5) days following receipt of any written request by a member of the Reuters Group or SAVVIS, as the case may be, of a dispute hereunder (a "Dispute Notice"), the Contact Person of each of SAVVIS and the Reuters Group shall attempt to resolve the dispute; in the event the Relationship Managers are unable to resolve such dispute within ten (10) days of receipt of a Dispute Notice, then, the manager in charge of Reuters Business Technology Group (or successor body or division) and the comparative executive of SAVVIS shall meet in person to resolve such dispute; and finally in the event the respective managers of Reuters Global Operations and the comparative-level executive at SAVVIS are unable to resolve such dispute within twenty-five (25) days following receipt of a Dispute Notice, then the Chief Operating Officer of the Reuters Group and the Chief Operating Officer of SAVVIS shall meet in person to resolve such dispute. If the respective Chief Operating Officers cannot resolve the dispute within ten (10) days following such dispute being submitted to such Chief Operating Officers, the parties may proceed to litigation of such unresolved dispute as provided under this Agreement. Any meetings between the employees set forth above may occur in New York, New York, if such meeting is to be in person, or may occur via telephone or videoconference, as the parties may mutually determine.

     Section 13.02. Jurisdiction, Venue and Service of Process. Any litigation brought arising from or concerning in any manner the subject matter of this Agreement shall be brought in the state and federal courts of the County of New York, State of New York. Each of the parties hereby submits itself to the jurisdiction and venue of such courts for purposes of any such litigation. Reuters hereby appoints the General Counsel, Reuters America Inc., at its principal place of business in New York, New York, and SAVVIS hereby appoints CT Corporation System at its principal place of business in New York, New York, in each case, respectively, as such party's authorized agent to accept and acknowledge on such party's behalf service of any and all process that may be served in any such litigation. Any and all service of process and any other notice in any such litigation shall be effective against the other party hereto if given personally, or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided, or by personal service on such party's authorized agent with a copy of such process mailed to such party by first class mail or registered or certified mail, postage prepaid and return receipt requested, at its address as set forth herein or at such other address as it may furnish to the other party. Nothing contained herein shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law.

                                  ARTICLE XIV

                                  FORCE MAJEURE

     Section 14.01. Events of Force Majeure. In no event shall either party be liable to the other for any failure to perform its obligations hereunder that is due to war, acts of terrorism, riots, embargoes, strikes, other concerted acts of workers (excluding those of Reuters and/or SAVVIS), casualties, accidents or other acts of God to the extent that such failure and the consequences thereof are reasonably beyond the control and without the fault or negligence of the party claiming excuse. Each party shall use reasonable efforts to mitigate the extent of any failure to perform and the adverse consequences thereof.

     Section 14.02. Termination. In the event that a force majeure condition shall continue for more than sixty (60) days, the non-claiming party may terminate this Agreement to the affected portion of the Services with no further liability to the other party other than for obligations incurred with respect to such affected portion prior to the occurrence of the force majeure condition.

     Section 14.03. Consequences. The consequences arising from the existence and continuation of a force majeure condition, including without limitation any interruption of the Services and the exercise by SAVVIS of its rights under this
Section 14.03, shall be deemed not to constitute a breach by either party hereto of any representations, warranties or covenants hereunder.

                                   ARTICLE XV

                              REMEDIES AND WAIVERS

     Section 15.01. Delay or Omission. No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

               (A)    affect that right, power or remedy; or

               (B)    operate as a waiver of it.

     Section 15.02. Single or Partial Exercise. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

     Section 15.03. Cumulative Rights. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

                                  ARTICLE XVI

                               COSTS AND EXPENSES

     Section 16.01. Costs and Expenses. Except as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement.

                                  ARTICLE XVII

                                   ASSIGNMENT

     Section 17.01. SAVVIS Assignment. SAVVIS may not assign or delegate this Agreement or any of its rights and obligations hereunder without the prior written consent of Reuters. Any unauthorized assignment or delegation shall be null and void.

     Section 17.02. Reuters Assignment. Reuters may assign any or all of its rights or delegate its obligations under this Agreement without the consent of SAVVIS by delivering a written notice of such an assignment to SAVVIS.

     Section 17.03. Succession. Subject to Sections 17.01 and 17.02 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and except as otherwise expressly provided herein, no other person shall have any right, benefit or obligation hereunder.

                                 ARTICLE XVIII

                                  ANNOUNCEMENTS

     Section 18.01. Press Release and Public Announcements. The parties hereto shall consult with each other and shall mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or other public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by legal counsel to such party; provided, however, that to the extent practicable, each party shall give prior notice to the other party of the content and timing of any such press release or other public statement prior to its issuance.

     Section 18.02. Duration of Restrictions. The restrictions contained in this
Article XVIII shall continue to apply to each party without limit in time.

                                  ARTICLE XIX

                           DATA PROTECTION AND PRIVACY

     Section 19.01. SAVVIS's Instructions. Reuters undertakes to SAVVIS that it shall not process any data of SAVVIS (including personal data of SAVVIS Customers) as part of the Services unless it is acting on the instructions of SAVVIS. SAVVIS agrees to indemnify Reuters, the Reuters Group and its respective directors, officers, employees, agents, successors and assigns from and against any and all Losses if Reuters, or the applicable member of the Reuters Group, acts in reliance on the instructions of SAVVIS or another member of the SAVVIS Group, and such instructions (and not the independent acts or omissions of Reuters or the applicable member of the Reuters Group) directly result in Reuters or the applicable member of the Reuters Group breaching any applicable law concerning data processing and data privacy in connection with the rendering of the Services pursuant to this Agreement.

     Section 19.02. Privacy Policy. For any data provided to Reuters or any other member of the Reuters Group by SAVVIS or any member of the SAVVIS Group on behalf of SAVVIS customers, Reuters agrees to protect and use such data only in accordance with the privacy policy of Reuters (as the same may be amended from time to time by Reuters to include any other reasonable terms as Reuters may determine in its sole discretion) provided to SAVVIS, until such time as SAVVIS develops its own privacy policy, in which case such SAVVIS privacy policy shall replace the Reuters privacy policy for purposes of this Section 19.02, so long as the terms of such SAVVIS privacy policy are not more onerous and do not impose additional obligations on Reuters with respect to the protection and use of such data (the "Privacy Policy"). At no time shall Reuters archive or keep any records or back up of such data unless such data is maintained in accordance with the Privacy Policy.

     Section 19.03. Mutual Warranty. Each party represents and warrants that it has in place now and will on a continuing basis take all reasonable technical and organizational measures to keep any personal data secure and to protect it against accidental loss or unlawful destruction, alteration, disclosure or access and that it has taken all reasonable steps to ensure the reliability of any of its staff who will have access to such personal data.

     Section 19.04. Processing Data. Reuters shall cause any subcontractors it or any member the Reuters Group uses in processing any personal data of the SAVVIS Group or any Third Party Customer to comply with the provisions of this
Section 19.

                                   ARTICLE XX

                               GENERAL PROVISIONS

     Section 20.01. Non-Solicitation. The parties agree that during the Term of this Agreement, neither party will hire or solicit for employment any employee of the other party or any employee of any member of the Reuters Group or SAVVIS Group, as the case may be, or encourage an employee of the other party or any employee of any member of the Reuters Group or SAVVIS Group, as the case may be, to leave such other party's or such member's employment; provided, however, that the foregoing shall not prevent any party hereto or any member of the SAVVIS Group or Reuters Group, as the case may be, from using advertisements of job openings in publications or an independent employment agency (so long as it is not directed to solicit the employment of any employees as prohibited hereunder) in soliciting and hiring employees of the Reuters Group or SAVVIS Group, as the case may be, and either party and the applicable members of the SAVVIS Group or Reuters Group may respond to any unsolicited inquiries from employees of the other party hereto and from employees of the Reuters Group or the SAVVIS Group, as the case may be, and hire any such employees that have made such unsolicited inquiries concerning employment.

     Section 20.02. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given on the second (2nd) Business Day after it is sent by overnight courier and addressed to the intended recipient as set forth below:

                  If to Reuters:     Reuters Limited
                                     85 Fleet Street
                                     London, EC4P 4AJ
                  Attention:         Head of Vendor Relations and
                                     Communications

                  With copy to:      General Counsel
                                     Reuters Limited
                                     85 Fleet Street
                                     London, EC4P 4AJ
                                     44-207-542-5896 (fax)

                  If to SAVVIS:      SAVVIS Communications Corporation
                                     12851 Worldgate Drive
                                     Herndon, VA  20170
                                     Attention: Executive Vice President,
                                                  Strategic
                                     Development
                                     (703) 234-8374 (fax)

                  With copy to:      Legal Department
                                     SAVVIS Communications Corporation
                                     717 Office Parkway
                                     St. Louis, Missouri  63141
                                     (314) 468-7550 (fax)

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     Section 20.03. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 20.04. Entire Agreement. This Agreement (including the Schedules referred to herein) constitutes the complete and exclusive understanding between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, regarding the subject matter herein.

     Section 20.05. Relationship of the Parties. Nothing in this Agreement and no action taken by the parties under this Agreement shall be construed to create a joint venture, partnership or agency relationship between any of the parties. All Reuters employees, consultants, advisors or subcontractors (regardless of whether or not such persons are employed by any member of the Reuters Group) providing Services, Additional Services or Non Specified Services pursuant to this Agreement on behalf of Reuters or any member of the Reuters Group shall remain Reuters personnel and shall not constitute SAVVIS personnel.

     Section 20.06. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 20.07. Third Party Rights. This Agreement shall not confer any rights and remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

     Section 20.08. WAIVER OF JURY TRIAL. Each party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or provision hereof.

     Section 20.09. Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Reuters and SAVVIS.

     Section 20.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, as such laws are applied to agreements made, entered into, performed entirely within New York by New York residents without regard to the actual residence or domicile of the parties and without giving effect to any choice or conflict of law provision or rule (whether of the

State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

               [SIGNATURE PAGE TO TRANSITIONAL SERVICES AGREEMENT]


                  IN WITNESS WHEREOF the parties hereto have caused this Transitional Service Agreement to be executed as of the date first above written.

                             SAVVIS COMMUNICATIONS CORPORATION


                             By: /s/ Matthew Fanning
                                -------------------------------
                             Name:   Matthew Fanning
                             Title:  Executive Vice President
                                     Strategic Development and Business Planning

                             REUTERS LIMITED


                             By: /s/ Graham John Albott
                                -------------------------------
                             Name:   Graham John Albott
                             Title:  President, Business Technology Group

                                   SCHEDULE 1
                          FIELD AND TECHNICAL SERVICES

1.       DESCRIPTION OF SERVICES.

          1.1   Capitalized terms used but not otherwise defined in this
                Schedule 1 have the meanings or interpretations provided in the Transitional Services Agreement or the Network Services Agreement, as may be applicable.

          1.2 FIELD SERVICES. During the term of this Schedule 1, Reuters or the applicable member of the Reuters Group will provide the following services to SAVVIS (the "FIELD SERVICES"):

                (A) Provide or cause to be provided the installation of solely the equipment set forth in Section 1.5 below (as may be amended from time to time) as necessary for the operation of the Network and the connection of the computer networks of Reuters Customers, Supported Third Party Customers, and Third Party Customers to the Network.

                (B) Provide or cause to be provided the installation of the equipment set forth in Section 1.5 below (as many be amended from time to time) that may be required in response to an order for new Field Services from a Reuters Customer, a Supported Third Party Customer, or a Third Party Customer.

                (C) SAVVIS shall provide Reuters with the names and addresses of all Third Party Customers, and any other data pertaining to Third Party Customers as may be necessary for Reuters to perform the services set forth in this Schedule 1.

                (D) Provide or cause to be provided the installation of equipment relating to the expansion or modification of the backbone of the Network. Such expansion or modification shall be subject to the sole discretion of Reuters. If Reuters decides not to perform such expansion or modification of the backbone of the Network, SAVVIS may contract with a third party to perform such expansion or modification. If, after obtaining any such service from another service provider, SAVVIS should request to receive such service again from Reuters, the renewal of the provision of any such service shall be subject to Reuters prior written consent, which consent shall not be unreasonably withheld or delayed.

                (E) Employ or procure the employment of field and technical personnel as are necessary to configure and install the equipment provided pursuant to this Section 1.

                                      1-1

                (F) Retain responsibility for the care, maintenance and repair for the equipment comprising the Network, including equipment that comprises part of the backbone of the Network.

                (G) Provide or cause to be provided support services, either in regularly scheduled maintenance visits or for emergency or urgently requested services, using such tools (including manuals) as provided by SAVVIS. Such support services include, along with such other support services as may be mutually agreed upon by SAVVIS and Reuters:

                     (i) Verifying that the following are on site: two combined routers and CSU interfaces, and two modems; and install the equipment in the pre-installed rack;

                     (ii) Connecting the T1 line to the router/Integrated Access Device ("IAD") or to other routers as may be necessary;

                     (iii)  Connecting (via cable) the router/IAD to the hub;

                     (iv)   Connecting the modem to the router/IAD.

          1.3 EXECUTION OF THE FIELD SERVICES. The Field Services will be provided within normal business hours in the relevant jurisdiction (except as provided below), Monday through Friday excluding official holidays on which commercial banks in the relevant jurisdiction are closed. Work orders scheduled during normal business hours shall be billed in accordance with Section 3 herein. Work orders for urgent response services that are provided outside normal business hours shall be billed as urgent services as set forth in Section 3 herein.

                Reuters will use commercially reasonable efforts to provide the services of installing, removing, and changing SAVVIS-supplied units in accordance within the following timeframes; provided, however, that Reuters failure to meet these time frames will not be considered a breach of the Agreement or result in any penalty or termination rights in favor of SAVVIS:

                o        Work orders for planned events: 3-5 days for Field
                    Services provided in the U.S.

                o        Trouble tickets for scheduled same day, non-urgent (for
                    off-market hour arrival) or next day requests (available when customer is unable to do business or delay in service will have significant business impact): 1-2 days for Field Services provided in the U.S.

                o        Trouble tickets for urgent requests: 2-4 hours for
                    Field Services provided in the U.S.

                                      1-2

          1.4 SERVICE IMPLEMENTATION. That parties acknowledge that implementation of the Field Services set forth herein by Reuters is contingent upon SAVVIS's timely delivery of the following information and materials:

                    (i) The physical address (street address, city, state, zip code, end user phone number) and configuration designation for each end user location in an electronic format acceptable to Reuters.

                    (ii) Sufficient replacement equipment, software, and tools to be supplied to Reuters-specified locations, to allow Reuters to fulfill its obligations hereunder.

                    (iii) The documentation and manuals related to all support procedures for each SAVVIS configuration.

                    (iv) All training required related to the support for each SAVVIS configuration.

                    (v) All tables and other technical equipment for technicians to perform installation services.

          1.5   TECHNICAL SPECIFICATIONS.

          The following is a current list of the equipment to be supported by Reuters. Any amendments to the following list are subject to Reuters prior approval, which approval must be evidenced by email or other writing.


         ADC-72656                            ADC Kentrox 656 single port T1 DSU
         ASC-BAX100160AC/01                   PSAX 100 Ch 10/1
         ASC-BAX50T1C                         PSAX 50 Ch w/DS1
         ASC-P85-1UBRI                        Pipeline 85
         BAY-CG1001A01                        Bay, 10 Base T-12 port hub
         BAY-CG1001E01                        Bay, 10 Base T-12 port hub
         BAY-CV1001004                        BayStack ARN Ethernet Base Unit (16M dram)
         CIS-2610                             Standard Savvis CISCO 2610
         CIS-2611                             Standard Savvis CISCO 2611Dual Enet
         CIS-2620                             Standard Savvis CISCO 2620
         CIS-2621                             Standard Cisco 2621 Dual 10/100 Enet
         CIS-3640                             Standard Cisco 3640
         ISS-IP330/50-WO                      ISS-IP330/50-WO
         MIR-MON-14                           Monitor, 14" Monochrome, Miracle
         NOK-IP-330/01                        NOK-IP-330/01
         NOR-UE640/03                         Nortel UE640 DS3
         NTG-HUB-16/100                       Hub, 16-port, 10/100BaseT, Netgear
         NTG-HUB-8/100                        Hub, 8-port, 10/100BaseT, Netgear

                                      1-3

         QUAN-TD-80GB                         Quantum 40/80Gb
         USR-MOD-56K-EX                       Modem/FAX 56K V.90 External USRobotics
         Veritas Software Product             For SAVVIS Host
         Checkpoint Software Product line     For SAVVIS Host
         Microsoft Web Software Line          For SAVVIS Host
         BLK-SW-SW713A                        Switch, AutoRelay, Parallel Interface,
         CPQ-MON-15FP/01                      Monitor, 15" Flat Panel, Compaq TFT5010
         CPQ-MON-18FP/01                      Monitor, 18" Flat Panel, Compaq TFT8020
         DELL-MON-17                          Monitor, 17-inch Model P780, Dell
         DELL-MON-21                          Monitor, 21-inch Model V115, Optiquest
         DELL-PC-750P3/1U06                   System, PowerAppweb 750hz 1U, 256Mb BCS
         DELL-PC-866P3/J02                    Server NT, 256Mb, w/Combo NIC, Image
         FAL-SW-KVM-8A                        Switch, 8-port KVM with Cables
         HP-C4213A                            Printer LaserJet 6Pxi, Hewlett Packard
         HP-J2591A                            JetDirect EX Plus, RJ45 and BNC
         HUGH-DISH                            Hughes DSS Dish and LNB, Direct DUO
         HUGH-RCVR-DSS                        Hughes DSS Receiver
         SVR-RACKMOUNT-DUAL                   System PowerEdge
         SUN-ULTRA5                           Reuters Sun server Line
         SUN-ULTRA60                          Reuters Sun server Line
         HYDRA-WEB                            Load Balancers for the BIT servers

          1.6 FORECASTS. SAVVIS shall use its best efforts to provide forecasts of Field Services that will be requested on a quarterly basis to Reuters. Such forecasts shall not create a binding obligation for either party. Any such forecast shall not comprise an exclusive list of the Field Services that may be requested, nor is SAVVIS obligated to request all such forecasted Field Services of Reuters or any member of the Reuters Group.

          1.7 TRAINING REQUIRED. All Field Services will be provided and performed by Reuters personnel who will receive materials and documentation for training by SAVVIS in accordance with this
                Section 1.7. All such materials and documentation shall be provided at SAVVIS's sole cost and expense. At its option and in its sole discretion, Reuters may cause the Services to be provided by Third Party Service Providers who will receive training packages identical to those provided to Reuters personnel. SAVVIS will provide the training in the following manner:

                                      1-4

                   (A) SAVVIS will provide Reuters with all the necessary
                       information, processes, scripts and training materials for Reuters to distribute to field technicians and such information, processes, scripts and training material shall be updated from time to time. In order for Reuters field technicians to familiarize themselves with the SAVVIS environment, Reuters will distribute these training materials and documentation, either on a SAVVIS-supplied CD or electronically via the Internet, prior to providing any applicable Field Services.

                   (B) Reuters personnel who will be assigned to this project will have the technical skills reasonably necessary to provide the Field Services in a manner consistent with the standard in effect from time to time at which such services are provided to Reuters Customers.

                   (C) Reuters will train the help desk staff as reasonably
                       required and at a level consistent with the services Reuters provides to Reuters Customers.

                   (D) SAVVIS will provide required procedures related to
                       responding to service requests to Reuters and will update such procedures when applicable. Reuters will follow these procedures in providing the Field Services, provided that any procedures provided to Reuters by SAVVIS must be reviewed and accepted by Reuters prior to deploying such procedures.

                   (E) In the event that SAVVIS reasonably believes that the
                       performance of a specific member of Reuters personnel is not satisfactory with respect to providing the Field Services, SAVVIS may raise the matter with Reuters, and request that Reuters replace such person; provided, however, that any decision to remove any such person remains solely with Reuters.

          1.8 INSTALLATION MANUALS AND TOOLS. SAVVIS will provide Reuters with all equipment required to provide and perform the Field Services. If additional equipment is required, SAVVIS will either provide such equipment or provide the means of procurement for such equipment in a manner that is mutually agreed upon by SAVVIS and Reuters. SAVVIS will bear any reasonable costs and expenses incurred by Reuters, if any, in the provision of additional tools. SAVVIS will provide all hardware, problem determination, testing, software and media for delivery of the Field Services, and will maintain such hardware in good operating condition and will upgrade the hardware and software as necessary.

2. AREA OF SERVICES. The Field Services shall be provided solely in the United States and Canada.

                                      1-5

3. PRICING OF SERVICES. From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002 and continuing thereafter, Reuters will be compensated by SAVVIS for the Services in the following manner:

          3.1   REUTERS CUSTOMERS. Reuters Cost plus a [**] Mark-up.

          3.2 SUPPORTED THIRD PARTY CUSTOMERS. Reuters will be compensated by SAVVIS for such Field Services provided to Supported Third Party Customers at Reuters Cost plus a [**] Mark-up.

          3.3   THIRD PARTY CUSTOMERS:

                (A) FIELD SERVICES. SAVVIS shall reimburse Reuters for Reuters Cost in providing the Field Services plus a [**] Mark-up, or the then-current market rate for such services, whichever is higher.

                (B) INSTALLATION AND REPAIRS. Reuters will be compensated by SAVVIS for the installation and repair of equipment for Third Party Customers provided in accordance with this
                       Schedule 1 on a time and materials basis for the Cost plus a [**] Mark-up, or the then-current market rate for such installation or repair, whichever is higher.

                 (C) URGENT SERVICES. If the Field Services are performed as urgent or emergency, Reuters will be compensated for the Cost plus a [**] Markup, or the then-current market rate for such Field Services, whichever is higher.

                 (D) All charges set forth above include all travel expenses, including travel time to the relevant site, and other related incidental expenses. The charge mechanisms set forth in Sections 3.3(A)-(C) apply unless no cost-tracking process has been implemented, in which case Reuters will be compensated for personnel at [**] per man/hour with a two (2) hour minimum during normal business hours, and [**] per man/hour with a two (2) hour minimum outside of normal business hours.

          3.4 PRICE REVIEW. Price reviews may be conducted by Reuters semi-annually in the applicable geographic location, provided that Reuters shall give thirty (30) days prior written notice of price reviews to SAVVIS prior to the implementation of such price reviews. If the Field Services are outsourced and a third-party outsourcer increases its prices for such Field Services, Reuters is entitled to increase its charges prior to the next semi-annual price review.

         [**] CONFIDENTIAL TREATMENT REQUESTED

                                      1-6

4. CHANGES TO SERVICES. If Reuters, in its reasonable discretion determines that certain changes or modifications to the Field Services are required, Reuters will submit such changes or modifications in writing to SAVVIS's nominated representative specified in the Customer Operations Manual (each, a "Change"). Each such Change shall (i) describe the Change necessary to the Field Services, (ii) identify why such Change is necessary, (iii) any change in the cost of providing the Field Services as a result of such Change, and (iv) any other information that SAVVIS may need to evaluate such Change. Within thirty
         (30) days following receipt of notification of such Change, SAVVIS will inform Reuters whether it approves of the Change, and such approval will not be unreasonably denied or withheld. If SAVVIS does not approve of such Change, it will inform Reuters in writing of its reasons for withholding its approval; and the parties will negotiate in good faith for an acceptable change.

5.       TERM OF SERVICES.

          5.1 REUTERS CUSTOMERS. Reuters will provide or cause to be provided Field Services to Reuters Customers from the Effective Date for a period of twelve (12) months, unless terminated earlier pursuant to Section 11 of the Agreement or as provided in this
                Schedule 1. Reuters shall have the right to extend the term of such Field Services for successive one (1) year intervals indefinitely.

          5.2 SUPPORTED THIRD PARTY CUSTOMERS. Reuters will provide or cause to be provided Field Services to Supported Third Party Customers from the Effective Date for a period of three (3) years, unless terminated earlier pursuant to Section 11 of the Agreement or as provided in this Schedule 1.

          5.3 THIRD PARTY CUSTOMERS. Reuters will provide or cause to be provided Field Services to Third Party Customers from the Effective Date until January 1, 2002, unless such Field Services are terminated earlier pursuant to Section 11 of the Agreement or as otherwise provided in this Schedule 1.

6.       TERMINATION OF SERVICES.

          6.1 REUTERS CUSTOMERS. Reuters may terminate its obligation to provide the Field Services to Reuters Customers in accordance with the procedures set forth in Section 11 of the Agreement.

          6.2 SUPPORTED THIRD PARTY CUSTOMERS. Reuters or SAVVIS may terminate the obligation to provide Field Services to Supported Third Party Customers in accordance with the procedures set forth in
                Section 11 of the Agreement. If SAVVIS terminates its agreement to provide services to any Supported Third Party Customer, Reuters obligation to provide Field Services to such Supported Third Party Customer shall concurrently terminate. If Reuters obligation to provide Field Services to any

                                      1-7

                Supported Third Party Customer terminates, Reuters obligation to provide those Field Services to SAVVIS for such Supported Third Party Customer shall concurrently terminate.

          6.3 THIRD PARTY CUSTOMERS. Reuters obligation to provide Field Services to Third Party Customers shall terminate on January 1, 2002.

7. LIMITATION ON THIRD PARTY SERVICE PROVIDERS. Reuters agrees that if it decides to cause any Field Services to be provided by a Third Party Service Provider, Reuters shall not use any of the following entities as such Third Party Service Provider:

     o    [**]
     o    [**]
     o    [**]
     o    [**]


[**] CONFIDENTIAL TREATMENT REQUESTED




                                      1-8

                                   SCHEDULE 2
                             CALL CENTER OPERATIONS
                         AND NETWORK MONITORING SERVICES

1.       DESCRIPTION OF SERVICES.

          1.1   Capitalized terms used but not otherwise defined in this
                Schedule 2 have the meanings or interpretations provided in the Transitional Services Agreement or the Network Services Agreement, as may be applicable.

          1.2 CALL CENTER SERVICES. During the term of this Schedule 2, Reuters will provide the following services to SAVVIS and the applicable members of the SAVVIS Group (the "Call Center Services"):

                (A) Reuters will use all commercially reasonable efforts to provide first- and second-level support through call center operations twenty-four (24) hours a day, seven (7) days a week, to SAVVIS or any member of the SAVVIS Group and such Service shall be provided in a manner consistent with the standards at which such Services are maintained for Reuters customers.

                (B) Reuters will ensure that mean Response Time will not exceed four (4) hours for calls regarding services needed within the United States; provided, however, that the aforementioned response time may be reviewed and amended at least once annually in order to reflect standards generally used in the telecommunications industry. The number of lines and staff will be such that the mean average wait time per call will not exceed two (2) minutes. "RESPONSE TIME" shall mean the time period measured from when a call is answered by Call Center personnel until such personnel communicates the proposed resolution to the request to the customer.

                (C) Written requests for information related to products and services, related to the Call Center Services, provided from SAVVIS to Reuters or from Reuters to SAVVIS, will be responded to within five (5) business days following such request, unless otherwise agreed to by Reuters and SAVVIS.


          1.3 EXECUTION OF THE CALL CENTER SERVICES. Help desk inquiries will be escalated as follows:

                                      2-1


    OUTAGE          EXAMPLES         MTTR               CHART SHOWS HOW LONG BEFORE ESCALATION TO THIS LEVEL.
   SEVERITY                         (HOURS)=========================================================================
                                                 LEVEL 2         LEVEL 3         LEVEL 4       LEVEL 5      LEVEL 6
                   TECHNICAL                        DM             NOC             TAC         TAC-II    ENGINEERING

                MANAGEMENT                                                    SHIFT MANAGER   DIRECTOR         VP

       I        SINGLE SITE            6        IMMEDIATE    AFTER 24
                TAIL-CIRCUIT                                 HOURS, ESC TO
                ISSUE.                                       VENDOR RELATIONS VP

       I        SINGLE SITE            8        IMMEDIATE      30 MINUTES        2 HOURS       2 HOURS      2 HOURS
                SAVVIS ISSUE.

      II        MULTIPLE SITES         4        IMMEDIATE       IMMEDIATE       30 MINUTES     2 HOURS      2 HOURS
                OR USERS
                IMPAIRED

     III        TOP 25 CLIENTS         6        IMMEDIATE       IMMEDIATE       30 MINUTES     2 HOURS      2 HOURS


          1.4 NETWORK MONITORING SERVICES. During the term of this Schedule 2, Reuters will provide proactive monitoring and notification, resolution and management control of all issues within the Network (the "Network Monitoring Services"). Reuters will provide Network Monitoring Services hereunder on the same standards that Bridge provided such Network Monitoring Services immediately prior to the Effective Date of this Agreement.

          1.5 TECHNICAL SPECIFICATIONS. Reuters will utilize Vantive or other similar software, with compatible functionality reasonably acceptable to SAVVIS, in connection with the provision of Call Center Services and Network Monitoring Services hereunder, and will maintain the most current version of such software, with the following capabilities:

                (A) Maintenance of a database of client information, including each client's name, address, the responsible internal personnel, site ID, and site configuration.

                (B) Data collection for Local Access Loops & hosting clients with the following specifications:

                     (i) Data collection with input of all client data into HP Openview once every twenty-four (24) hours;


                                      2-2

                     (ii)   Supports all Network devices;

                     (iii) Supports Third Party Customers' continued use of SAVVIS Opstats-based data collection.

                (C)  Real-time event collection.

          1.6 CHANGES TO THE SERVICES. If Reuters, in its reasonable discretion determines that certain changes or modifications to the Call Center Services or Network Monitoring Services are required, Reuters will submit such changes or modifications in writing to SAVVIS's nominated representative specified in the Customer Operations Manual (each, a "CHANGE"). Each such Change shall (i) describe the Change necessary to the Call Center Services or Network Monitoring Services, (ii) identify why such Change is necessary, (iii) identify any change in the cost of providing the Call Center Services or Network Monitoring Services as a result of such Change, and (iv) include any other information that SAVVIS may need to evaluate such Change. Within thirty (30) days following receipt of notification of such Change, SAVVIS will inform Reuters whether it approves of the Change, and such approval will not be unreasonably denied or withheld. If SAVVIS does not approve of such Change, it will inform Reuters in writing of its reasons for withholding its approval; and the parties will negotiate in good faith for a mutually acceptable alternative change.

          1.7 MIGRATION OF SYSTEM. Reuters reserves the right to transition to the use of a software system other than any software set forth in this Schedule 2, including, without limitation, Vantive (subject to the provisions of Section 1.5 of this Schedule 2), in its sole discretion. SAVVIS shall thereafter assume all responsibility for the maintenance, operation and development of Vantive if SAVVIS wishes to continue using Vantive. The use, maintenance or operation of any software to be used for Call Center Services or Network Monitoring Services is subject to the licenses and consents that may be required by any third party.

          1.8 SAVVIS'S OBLIGATIONS. During the term of the Call Center Services, if Reuters receives any help request from any Reuters Customers, Supported Third Party Customers, or Third Party Customers comprising an issue related to the Network, Reuters shall notify SAVVIS of such help request and SAVVIS shall be responsible for resolving all issues related to such request. SAVVIS will not take any action to block Reuters real-time electronic access to such databases as are necessary for Reuters to provide the Call Center Services and Network Monitoring Services, including without limitation code that is currently available, such as Optivity and NavisCore. All reports shall include at a minimum all information provided by SAVVIS to Bridge immediately prior to the Effective Date of

                                      2-3
                this Agreement as well as any other information reasonably requested by Reuters.

          1.9 TRAINING REQUIRED. SAVVIS will be responsible for training the Reuters personnel that have been assigned by Reuters to provide the Call Center Services and Network Monitoring Services, and Reuters will be responsible for making Reuters personnel available for such training. SAVVIS will provide the training in the following manner:

                (A) SAVVIS will provide Reuters with information, processes, scripts and/or training materials for Reuters to distribute to help desk personnel on a continuous basis and will update such information, process, scripts and/or training materials when necessary.

                (B) Reuters personnel who will be assigned to this project will have the technical skills necessary to participate in problem determination and call escalation in a manner consistent with the standard at which such services are provided by Reuters own help desk personnel.

                (C) Reuters will train the help desk and monitoring staff as reasonably required and at a level consistent with the services Reuters provides to other customers.

                (D) SAVVIS will provide Reuters with any required procedures related to responding to service requests and will update such procedures when applicable. Reuters will follow these procedures for all requests by Third Party Customers, provided that procedures provided to Reuters by SAVVIS must be reviewed and accepted by Reuters prior to deploying such procedures. None of such procedures shall require that any Third Party Customer be assisted with greater priority than any non-Third Party Customer or for an uneven allocation of resources among all customers that may seek assistance from the help desk.

                (E) In the event that SAVVIS reasonably believes that the performance of a specific member of Reuters personnel is not satisfactory with respect to providing the Call Center Services or Network Monitoring Services, SAVVIS may raise the matter with Reuters, and request that Reuters replace such person; provided, however, that any decision to remove any such person remains solely with Reuters.

                (F) Any training of Reuters personnel by SAVVIS that must be done in person will be conducted at locations to be determined by Reuters, at SAVVIS's expense. SAVVIS will reimburse Reuters for Reuters actual, pre-approved, documented costs for travel,

                                      2-4
                     lodging, meals, entertainment and time (at an hourly rate to be determined) associated with SAVVIS's training of Reuters employees that are approved in writing by Reuters, SAVVIS may also utilize electronic methods to train Reuters personnel, including without limitation, CD-ROMs and the Internet.

2. AREA OF SERVICES. Reuters will provide toll-free calling access to the help desk from the United States and Canada, and monitoring for the Network in the United States and Canada. All Call Center Services will be provided in English only.

3. PRICING OF SERVICES. From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002, and continuing thereafter:

         (A) SAVVIS will compensate Reuters for the Call Center Services at Reuters Cost thereof plus a [**] Mark-up.

         (B) SAVVIS will compensate Reuters for all Network Monitoring Services at Reuters Cost thereof plus a [**] Mark-up.

4.       TERM OF SERVICES.

         4.1 REUTERS CUSTOMERS. Reuters will provide or cause to be provided the Call Center Services and the Network Monitoring Services to Reuters Customers from the Effective Date for a period of twelve
                (12) months, unless earlier terminated pursuant to Section 11 of the Agreement or as provided in this Schedule 2. Reuters shall have the right to extend the term for additional one (1) year intervals indefinitely.

         4.2 SUPPORTED THIRD PARTY CUSTOMERS. Reuters will provide or cause to be provided the Call Center Services and the Network Monitoring Services to Supported Third Party Customers from the Effective Date for a period of twelve (12) months, unless earlier terminated pursuant to Section 11 of the Agreement or as provided in this Schedule 2.

         4.3 THIRD PARTY CUSTOMERS. Reuters will provide or cause to be provided the Call Center Services and the Network Monitoring Services to Third Party Customers from the Effective Date for a period of twelve (12) months, unless earlier terminated pursuant to Section 11 of the Agreement or as provided in this Schedule 2.

5.       TERMINATION OF SERVICES.

         5.1 REUTERS CUSTOMERS. Reuters may terminate the provision of Call Center Services or Network Monitoring Services to Reuters Customers, in whole

         [**] CONFIDENTIAL TREATMENT REQUESTED

                                      2-5
                or in part, in accordance with the procedures set forth in
                Section 11 of the Agreement.

         5.2 SUPPORTED THIRD PARTY CUSTOMERS. Reuters or SAVVIS may terminate the provision of the Call Center Services or Network Monitoring Services to Supported Third Party Customers in accordance with the procedures set forth in Section 11 of the Agreement, provided that such termination shall be concurrent with the termination of any service agreement between SAVVIS and such Supported Third Party Customer. If Reuters obligation to provide Call Center Services or Network Monitoring Services to any Supported Third Party Customer terminates, Reuters obligation to provide those Call Center Services or Network Monitoring Services to SAVVIS for such Supported Third Party Customer shall concurrently terminate.

         5.3 THIRD PARTY CUSTOMERS. Any and all Call Center Services or Network Monitoring Services provided to any and all Third Party Customers shall terminate twelve (12) months following the Effective Date, unless earlier terminated pursuant to Section 11 of the Agreement.

6. LIMITATION ON THIRD PARTY SERVICE PROVIDERS. Reuters agrees that if it decides to cause any Call Center Service or Network Monitoring Services to be provided by a Third Party Service Provider, Reuters shall not use any of the following entities as such Third Party Service Provider:

         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]
         o [**]

[**] CONFIDENTIAL TREATMENT REQUESTED

                                       2-6

                                   SCHEDULE 3
                          CDEV/CUSTOMER ORDER SERVICES

 1. DESCRIPTION OF SERVICES. Capitalized terms used but not otherwise defined in this Schedule 3 have the meanings or interpretations provided in the Transitional Services Agreement or the Network Services Agreement, as may be applicable.

         1.1      CDEV/CUSTOMER ORDER SERVICES.

                  (A) Reuters or the applicable member of the Reuters Group will provide the necessary services to receive and process orders from prospective customers for the products and services offered by successors of Bridge or by SAVVIS on the Network (the "CDEV/CUSTOMER ORDER SERVICES"), including:

                           (i)    Completing Network Creation forms;

                           (ii)   Managing equipment shipping;

                           (iii)  Dispatching field technicians;

                           (iv)   Calling customers for service reviews;

                           (v)    Confirming client orders;

                           (vi)   Scheduling firm dates with clients;

                           (vii)  Scheduling turn-up dates;

                           (viii) Finalizing the turn-up; and

                           (ix)   Closing any order.

                  (B) Written requests for information from SAVVIS to Reuters and members of the Reuters Group or from Reuters and members of the Reuters Group to SAVVIS will be responded to within five (5) business days, unless otherwise agreed to by Reuters and SAVVIS.

                  (C) If Reuters, in its reasonable discretion determines that certain changes or modifications to the CDEV/Customer Order Services are required, Reuters will submit such changes or modifications in writing to SAVVIS's nominated representative specified in the Customer Operations Manual (each, a "Change"). Each such Change shall (i) describe the Change necessary to the CDEV/Customer Order Services, (ii) identify why such Change is necessary, (iii) identify any change in the cost of providing the CDEV/Customer Order Services as a result of such Change, and


                                      3-1

                           (iv) include any other information that SAVVIS may need to evaluate such Change. Within thirty (30) days following receipt of notification of such Change, SAVVIS will inform Reuters whether it approves of the Change, and such approval will not be unreasonably denied or withheld. If SAVVIS does not approve of such Change, it will inform Reuters in writing of its reasons for withholding its approval; and the parties will negotiate in good faith for an acceptable change.

        1.2 SAVVIS'S OBLIGATIONS. SAVVIS shall provide Reuters with access to all databases and software applications, as may be necessary, to fulfill Reuters obligations under this Schedule 3.

        1.3 TRAINING REQUIRED. SAVVIS will be responsible for training the Reuters personnel which have been assigned by Reuters to provide the CDEV/Customer Order Services, and Reuters will be responsible for making Reuters personnel available for such training. SAVVIS will provide the training in the following manner:

              (A) SAVVIS will provide Reuters or members of the Reuters Group with information, processes, scripts and/or training materials for Reuters or members of the Reuters Group to distribute to order processing personnel. Order processing personnel will be made available as appropriate for training on processes and tools.

              (B) Reuters personnel who will be assigned to this project will have the skills necessary to participate in problem determination and order processing in a manner consistent with the standard in effect from time to time at which such Services are provided to Reuters Customers.

              (C) Reuters will train the CDEV/Customer Order Services staff as reasonably required and at a level consistent with the services Reuters provides to other customers.

              (D) SAVVIS will provide required procedures to Reuters. Reuters will follow these procedures related to processing orders under the direction of the Third Party Customer order processing management personnel. Procedures provided to Reuters by SAVVIS must be reviewed and accepted by Reuters prior to deploying these procedures.

              (E) In the event that SAVVIS reasonably believes that the performance of a specific member of Reuters personnel is not satisfactory with respect to providing the CDEV/Customer Order Services, SAVVIS may raise the matter with Reuters, and request that Reuters replace

                                      3-2
                     such person; provided, however, that any decision to remove any such person remains solely with Reuters.

              (F) Any training of Reuters personnel by SAVVIS that must be done in person will be conducted at locations to be determined by Reuters, at SAVVIS's expense. SAVVIS will reimburse Reuters for Reuters actual, pre-approved, documented costs and expenses for travel, lodging, meals, entertainment and time (at an hourly rate to be determined) associated with SAVVIS's training of Reuters employees that are approved in writing by Reuters SAVVIS may also utilize electronic methods to train Reuters personnel, including without limitation, CD-ROMs and the Internet.

2. AREA OF SERVICES. Reuters will provide the CDEV/Customer Order Services in the United States and Canada only.

3. PRICING OF SERVICES. From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002, and continuing thereafter, SAVVIS will compensate Reuters for the CDEV/Customer Order Services for Reuters Cost plus a [**] Markup.

4.   TERM OF SERVICES.

     4.1 REUTERS CUSTOMERS. Reuters will provide or cause to be provided the CDEV/Customer Order Services to Reuters Customers from the Effective Date for a period of twelve (12) months, unless earlier terminated pursuant to Section 11 of the Agreement or as otherwise provided in this Schedule 3. Reuters shall have the right to extend the term for successive one (1) year intervals indefinitely.

     4.2 SUPPORTED THIRD PARTY CUSTOMERS. Reuters will provide or cause to be provided the CDEV/Customer Order Services to Supported Third Party Customers from the Effective Date for a period of twelve (12) months, unless earlier terminated pursuant to Section 11 of the Agreement or as otherwise provided in this Schedule 3.

     4.3 THIRD PARTY CUSTOMERS. Reuters will provide or cause to be provided the CDEV/Customer Order Services to Third Party Customers from the Effective Date until December 31, 2002, unless earlier terminated pursuant to Section 11 of the Agreement or as otherwise provided in this Schedule 3.

5.   TERMINATION OF SERVICES.

         [**] CONFIDENTIAL TREATMENT REQUESTED

                                      3-3

     5.1 REUTERS CUSTOMERS. Reuters may terminate the CDEV/Customer Order Services provided to Reuters Customers as provided under Section 11 of the Agreement.

     5.2 SUPPORTED THIRD PARTY CUSTOMERS. Reuters or SAVVIS may terminate the CDEV/Customer Order Services provided to Supported Third Party Customers as provided under Section 11 of the Agreement.

     5.3 THIRD PARTY CUSTOMERS. Any and all CDEV/Customer Order Services provided by Reuters to Third Party Customers shall terminate on December 31, 2002, unless earlier terminated pursuant to Section 11 of the Agreement.

6. LIMITATION ON THIRD PARTY SERVICE PROVIDERS. Reuters agrees that if it decides to cause any CDEV/Customer Order Service to be provided by a Third Party Service Provider, Reuters shall not use any of the following entities as such Third Party Service Provider:

     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]
     o [**]

[**] CONFIDENTIAL TREATMENT REQUESTED



                                       3-4

                                   SCHEDULE 4
                                VANTIVE SERVICES

1.       DESCRIPTION OF SERVICES.

         1.1     Capitalized terms used but not otherwise defined in this
                 Schedule 4 have the meanings or interpretations provided in the Transitional Services Agreement or the Network Services Agreement, as may be applicable.

         1.2 OVERVIEW. Vantive is a comprehensive customer relations management system that allow for integration of all customer-related activities from order entry through help desk resolution of installed systems. Reuters or the applicable member of the Reuters Group shall provide or cause to be provided to SAVVIS the following Services:

                      (i) Allowing SAVVIS personnel to configure and enter orders, check status, resolve bill inquiries, log service issues and retrieve product information.

                      (ii) Automating call routing and tracking, workflow, and problem resolution.

                      (iii) Aggregating customer information into a comprehensive customer history.

                      (iv) Improving the efficiency of internal and third-party field service organizations, and tracking entitlements and warranty coverage.

                      (v) Providing access point for call tracking, problem management, and problem resolution, capturing and displaying information related to system status, trouble tickets, known product defects, and other data to assist staff in resolving problems consistently and effectively.

         1.3 VANTIVE SERVICES. Reuters shall provide or cause to be provided support for the Vantive system by providing employees to operate and maintain the Vantive system while Reuters transfers SAVVIS's Vantive system to SAVVIS (the "VANTIVE SERVICES"). As part of the Vantive Services, specific activities to be provided shall include:

                  (A) Sybase(TM) database, or such similar database used in the deployment of Vantive, and Vantive application maintenance, upgrade and operational support;

                                      4-1

                  (B) Routine system enhancements to existing SAVVIS-specific and joint SAVVIS/Reuters functionality;

                  (C) Development of a SAVVIS-specific Vantive system and migration of SAVVIS data to such system;

                  (D) System development of new functionality, subject to resource and functionality compatibility constraints imposed by the system set forth in Section 1.3(C) of this Schedule 4;

                  (E) Development and distribution of SAVVIS reports based on Vantive and MIS Data.

         1.4 TECHNICAL SPECIFICATIONS. Vantive Services shall be in support of a software system with the following technical specifications:

                 (A) Functionality equal to that of Vantive 8.0 and all modules in use as of the Effective Date;

                 (B) Support for two hundred (200) distributed, concurrent users;

                 (C) Support for all SAVVIS data in the Vantive system plus one hundred percent (100%) of the storage that such data currently occupies (approximately 40GB);

                 (D) Support for all custom functionality currently provided by Vantive upon which SAVVIS is dependent;

                 (E) Support for future customizations as may be requested by SAVVIS consistent with development to be provided under Vantive Services.

         1.5 TRAINING REQUIRED. SAVVIS will be responsible for training the Reuters personnel which have been assigned by Reuters to provide the Vantive Services, and Reuters will be responsible for making Reuters personnel available for such training. SAVVIS will provide the training in the following manner:

                 (A) SAVVIS will provide Reuters with information, processes, and/or training materials for Reuters or members of the Reuters Group to distribute to Vantive Services personnel. Vantive Services personnel will be made available as appropriate for training on processes and tools.

                 (B) Reuters personnel who will be assigned to this project will have the skills necessary to operate and maintain Vantive, including but

                                      4-2
                           not limited to, database management, SQL, Perl Script, and Visual Basic Applications Script programming skills.

                 (C) Reuters will train the Vantive Services staff as reasonably required and at a level consistent with the services Reuters provides to other customers.

                 (D) SAVVIS shall staff the position of Vantive Analyst. The Vantive Analyst shall be responsible for defining Vantive requirements for SAVVIS, managing and developing activities, testing new developmental software, and training SAVVIS personnel in the use of Vantive functions resulting from these projects.

                 (E) In the event that SAVVIS reasonably believes that the performance of a specific member of Reuters personnel is not satisfactory with respect to providing the Vantive Services, SAVVIS may raise the matter with Reuters and request that Reuters replace such person; provided, however, that any decision to remove any such person remains solely with Reuters.

                 (F) Any training of Reuters personnel by SAVVIS that must be done in person will be conducted at locations to be determined by Reuters, at SAVVIS's expense. SAVVIS will reimburse Reuters for Reuters actual, pre-approved, documented costs for travel, lodging, meals, entertainment and time (at an hourly rate to be determined) associated with SAVVIS's training of Reuters employees that are approved in writing by Reuters SAVVIS may also utilize electronic methods to train Reuters personnel, including without limitation, CD-ROMs and the Internet.

2.       PRICING OF SERVICES.

         From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002, and continuing thereafter, SAVVIS agrees to pay Reuters the Cost of the Vantive Services plus a [**] Mark-up.

3.       TERM OF SERVICES.

         3.1 REUTERS CUSTOMERS. Reuters will provide or cause to be provided the Vantive Services to Reuters Customers commencing on the Effective Date and ending twelve (12) months thereafter, unless terminated earlier pursuant to Section 11 of the Agreement or as otherwise provided in this Schedule 4. Reuters shall have the right to extend the term for successive one (1) year intervals indefinitely.

         [**] CONFIDENTIAL TREATMENT REQUESTED

                                      4-3

         3.2 SUPPORTED THIRD PARTY CUSTOMERS. Reuters will provide or cause to be provided the Vantive Services to Supported Third Party Customers commencing on the Effective Date and ending twelve
                 (12) months thereafter, unless terminated earlier pursuant to
                 Section 11 of the Agreement or as otherwise provided in this
                 Schedule 4.

         3.3 THIRD PARTY CUSTOMERS. Reuters will provide or cause to be provided the Vantive Services to Third Party Customers from the Service Commencement Date until December 31, 2002, unless terminated earlier pursuant to Section 11 of the Agreement or as otherwise provided in this Schedule 4.

4.       TERMINATION OF SERVICES.

         4.1 REUTERS CUSTOMERS. Reuters may terminate the Vantive Services provided to Reuters Customers in accordance with the procedures set forth in Section 11 of the Agreement.

         4.2 SUPPORTED THIRD PARTY CUSTOMERS. Reuters obligation to provide Vantive Services to Supported Third Party Customers shall terminate twelve (12) months following the Effective Date unless terminated earlier by Reuters or SAVVIS in accordance with the procedures set forth in Section 11 of the Agreement.

         4.3 THIRD PARTY CUSTOMERS. Any Vantive Services provided to Third Party Customers shall terminate on December 31, 2002, unless terminated earlier pursuant to Section 11 of the Agreement or as otherwise provided in this Schedule 4.

5.       THIRD-PARTY SERVICE PROVIDERS.

         Reuters may contract with a third party to provide any or all of the Vantive Services, at Reuters sole discretion. Reuters will ensure that such third party provides the Vantive Services consistent with all relevant requirements related to such Vantive Services. If Reuters is unable to provide services related to the Vantive Services to SAVVIS, SAVVIS reserves the right to obtain Vantive Services from other service providers; provided, however, that SAVVIS shall give ninety (90) days prior written notice to Reuters. If, after obtaining any Vantive Service from another service provider, SAVVIS should request to receive such Vantive Service again from Reuters, the renewal of the provision of any such Vantive Service by Reuters shall be subject to Reuters prior written consent, which consent shall not be unreasonably withheld or delayed.

6.       LIMITATION ON THIRD PARTY SERVICE PROVIDERS.

         Notwithstanding Section 5 above, Reuters agrees that if it decides to cause any Vantive Service to be provided by a Third Party Service Provider, Reuters shall not use any of the following entities as such Third Party Service
Provider:

                                      4-4

         o [**]
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[**] CONFIDENTIAL TREATMENT REQUESTED


                                      4-5
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                                   SCHEDULE 5
                               MIS & SAP SERVICES

1.       DESCRIPTION OF SERVICES.

         1.1     Capitalized terms used but not otherwise defined in this
                 Schedule 5 have the meanings or interpretations provided in the Transitional Service Agreement or the Network Service Agreement, as may be applicable.

         1.2 MIS & SAP SERVICES. Reuters will provide SAVVIS with personnel and software to oversee accounts payable, order processing and asset management (the "MIS & SAP SERVICES").

         1.3 TECHNICAL SPECIFICATIONS. The MIS & SAP Services will include the provision of a password to each SAVVIS-designated user of the MIS or SAP systems to access the databases contained within the MIS- and SAP-related software applications. Such databases will record and archive information related to the ordering of assets, the purchasing of such assets, and the tracking of all such assets until they reach SAVVIS's location. During the term of this Schedule 5, SAVVIS shall be entitled to seek assistance related to the MIS & SAP Services from Reuters database administrators.

         1.4 TRAINING REQUIRED. SAVVIS will be responsible for training the Reuters personnel that have been assigned by Reuters to provide the MIS & SAP Services, and Reuters will be responsible for making Reuters personnel available for such training. SAVVIS will provide the training in the following manner:

                 (A) SAVVIS will provide Reuters with information, processes, and/or training materials for Reuters or members of the Reuters Group to distribute to MIS & SAP Services personnel. MIS & SAP Services personnel will be made available as appropriate for training on processes and tools.

                 (B) Reuters personnel who will be assigned to this project will have the skills necessary to provide the MIS & SAP Services.

                 (C) Reuters will train the MIS & SAP Services personnel as reasonably required and at a level consistent with the services Reuters provides to other customers.

                 (D) SAVVIS will provide required procedures to Reuters related to the MIS & SAP Services and will update these procedures when applicable. Reuters will follow these procedures under the direction of the SAVVIS management personnel, provided that

                                      5-1
                           procedures provided to Reuters by SAVVIS must be reviewed and accepted by Reuters prior to deploying these procedures.

                 (E) In the event that SAVVIS reasonably believes that the performance of a specific member of Reuters personnel is not satisfactory with respect to providing the MIS & SAP Services, SAVVIS may raise the matter with Reuters, and request that Reuters replace such person; provided, however, that any decision to remove any such person remains solely with Reuters.

                 (F) Any training of Reuters personnel by SAVVIS that must be done in person will be conducted at locations to be determined by Reuters, at SAVVIS's expense. SAVVIS will reimburse Reuters for Reuters actual, pre-approved, documented costs for travel, lodging, meals, entertainment and time (at an hourly rate to be determined) associated with SAVVIS's training of Reuters employees that are approved in writing by Reuters SAVVIS may also utilize electronic methods to train Reuters personnel, including without limitation, CD-ROMs and the Internet.

2. AREA OF SERVICES. Reuters shall provide the MIS & SAP Services solely in the United States and Canada.

3. PRICING OF SERVICES. From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002, and continuing thereafter, SAVVIS agrees to pay Reuters the Cost of the MIS & SAP Services, plus a [**] Mark-up.

4. TERM OF SERVICES. Reuters will provide or cause to be provided the MIS & SAP Services from the Effective Date for a period of six (6) months, unless earlier terminated pursuant to Section 11 of the Agreement or as provided in this Schedule 5.

5. TERMINATION OF SERVICES. Reuters obligation to provide the MIS & SAP Services will terminated six (6) months following the Effective Date unless terminated earlier by Reuters or SAVVIS pursuant to Section 11 of the Agreement or as otherwise provided in this Schedule 5. Upon the termination of this Schedule 5, Reuters and SAVVIS may negotiate for the terms and conditions of any license that may be required regarding the scripts, code, programming, documentation, and other materials developed or owned by Reuters that SAVVIS wishes to use in connection with the MIS & SAP Services.

6. LIMITATION ON THIRD PARTY SERVICE PROVIDERS. Reuters agrees that if it decides to cause any MIS & SAP Service to be provided by a Third Party Service Provider, Reuters shall not use any of the following entities as such Third Party Service Provider:

         [**] CONFIDENTIAL TREATMENT REQUESTED

                                      5-2

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[**] CONFIDENTIAL TREATMENT REQUESTED



                                      5-3

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                                   SCHEDULE 6
                     HARDWARE LOGISTICS, INVENTORY SHIPPING,
                              WAREHOUSING SERVICES

1.       DESCRIPTION OF SERVICES.

         1.1     Capitalized terms used but not otherwise defined in this
                 Schedule 6 have the meanings or interpretations provided in the Transitional Services Agreement or the Network Services Agreement, as may be applicable.

         1.2 WAREHOUSING SERVICES. During the term of this Schedule 6, Reuters will procure warehousing facilities for SAVVIS equipment, and oversee the purchasing and inventory control of such equipment (the "Warehousing Services").

         1.3 TECHNICAL SPECIFICATIONS. The warehousing facilities will house, refurbish, configure and ship such SAVVIS equipment as may be necessary, including without limitation, routers, hubs, modems and CSUs. Reuters will not be responsible for the delay, omission or action of any third party regarding the Warehousing Services. Reuters will maintain such databases as are required to record the location of all equipment and track the shipping of such equipment.

2. AREA OF SERVICES. The Warehousing Services described in this Schedule 6 are for warehousing facilities in the United States as may be maintained by, leased by or otherwise under the control of Reuters.

3. PRICING OF SERVICES. From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002, and continuing thereafter, SAVVIS agrees to pay Reuters the Cost of the Warehousing Services plus a [**] Mark-up.

4. TERM OF SERVICES. Reuters will provide or cause to be provided the Warehousing Services commencing on the Effective Date and ending twelve
         (12) months thereafter, unless terminated earlier pursuant to Section 11 of the Agreement or as provided in this Schedule.

5. TERMINATION OF SERVICES. Reuters or SAVVIS may terminate any Warehousing Services provided under this Schedule 6 in accordance with the procedures set forth in Section 11 of the Agreement.

6. LIMITATION ON THIRD PARTY SERVICE PROVIDERS. Reuters agrees that if it decides to cause any Warehousing Service to be provided by a Third Party Service Provider, Reuters shall not use any of the following entities as such Third Party Service Provider:

         [**] CONFIDENTIAL TREATMENT REQUESTED

                                      6-1

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[**] CONFIDENTIAL TREATMENT REQUESTED




                                      6-2

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                                   SCHEDULE 7
                           OASG - PC SUPPORT SERVICES

1.       DESCRIPTION OF SERVICES.

         1.1     Capitalized terms used but not otherwise defined in this
                 Schedule 7 have the meanings or interpretations provided in the Transitional Services Agreement or the Network Services Agreement, as may be applicable.

         1.2 OASG-PC SUPPORT SERVICES. During the term of this Schedule 7, Reuters shall provide or cause to be provided telephone and computer support, solely to those SAVVIS employees working in a same facility with Reuters employees (the "OASG-PC Support Services"). The OASG-PC Support Services will include the provision of support for the email servers, print servers file servers, Windows(R) servers and other related equipment of SAVVIS. Any servers used to provide the OASG-PC Support Services that is not already owned by SAVVIS as of the Effective Date shall be the property of Reuters, and shall continue to be Reuters property after the termination or expiration of this Schedule 7.

         1.3 TECHNICAL SPECIFICATIONS. Reuters will provide (a) Unix Support, User Support, and Hosting Support for the systems operated by SAVVIS and the applicable Third Party Customers, and (b) LAN Support within the OASG-PC Support Services. Reuters will be able to freely move servers and related equipment, and will notify SAVVIS when and to where such servers and equipment are moved. SAVVIS shall provide all hub ports necessary for Reuters to fulfill the OASG-PC Support Services.

         1.4 TRAINING REQUIRED. SAVVIS will be responsible for training the Reuters personnel which have been assigned by Reuters to provide the OASG-PC Support Services, and Reuters will be responsible for making Reuters personnel available for such training. SAVVIS will provide the training in the following manner:

                 (A) SAVVIS will provide Reuters with information, processes, scripts and/or training materials for Reuters or members of the Reuters Group to distribute to OASG-PC Support Services personnel. OASG-PC Support Services personnel will be made available as appropriate for training on processes and tools.

                 (B) Reuters personnel who will be assigned to this project will have the skills necessary to participate in the OASG-PC Support Services.

                                      7-1

                 (C) Reuters will train the OASG-PC Support staff as reasonably required and at a level consistent with the services Reuters provides to other customers.

                 (D) SAVVIS will provide required procedures to Reuters related to the OASG-PC Support Services and will update these procedures when applicable. Reuters will follow these procedures under the direction of the SAVVIS management personnel, provided, that procedures provided to Reuters by SAVVIS must be reviewed and accepted by Reuters prior to deploying these procedures, which acceptance shall not be unreasonably withheld.

                 (E) In the event that SAVVIS reasonably believes that the performance of a specific member of Reuters personnel is not satisfactory with respect to providing the OASG-PC Support Services, SAVVIS may raise the matter with Reuters, and request that Reuters replace such person; provided, however, that any decision to remove any such person remains solely with Reuters.

                 (F) Any training of Reuters personnel by SAVVIS that must be done in person will be conducted at locations to be determined by Reuters, at SAVVIS's expense. SAVVIS will reimburse Reuters for Reuters actual, pre-approved, documented costs for travel, lodging, meals, entertainment and time (at an hourly rate to be determined) associated with SAVVIS's training of Reuters employees that are approved in writing by Reuters SAVVIS may also utilize electronic methods to train Reuters personnel, including without limitation, CD-ROMs and the Internet.

2. AREA OF SERVICES. Reuters shall provide the OASG-PC Support Services solely to those SAVVIS employees working in the same facility with Reuters employees in the United States.

3. PRICING OF SERVICES. From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002, and continuing thereafter, at Reuters discretion, SAVVIS shall pay to Reuters (a) [**]. SAVVIS shall pay for the pro rata portion of the OASG-PC Support Services that are provided to SAVVIS employees, or (b) the telephone bill per extension used by SAVVIS plus Reuters Cost of operating the PABX and related administrative and billing systems, and a [**] Markup.

4.       TERM OF SERVICES. Reuters will provide or cause to be provided the OASG
         - PC Support Services from the Effective Date for a period of three (3) months, unless terminated earlier pursuant to Section 11 of the Agreement or as provided in this Schedule 7. If after using its best efforts, SAVVIS is unable to assume the

         [**] CONFIDENTIAL TREATMENT REQUESTED

                                      7-2

         OASG - PC Support Services by the end of the three (3) months, the parties may agree to extend the term for up to three (3) additional months.

5. TERMINATION OF SERVICES. Reuters or SAVVIS may terminate the OASG - PC Support Services in accordance with the procedures set forth in Section 11 of the Agreement.

6. THIRD-PARTY SERVICE PROVIDER. Reuters may contract with a third party to provide any or all of the OASG-PC Support Services, at Reuters sole discretion. Reuters will ensure that such third party provides the OASG-PC Support Services consistent with all relevant requirements related to such OASG-PC Support Services.



                                      7-3

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                                   SCHEDULE 8
                       BILLING SERVICES - EUROPE AND ASIA

1.       DESCRIPTION OF SERVICES.

         Capitalized terms used but not otherwise defined in this Schedule 8 have the meanings or interpretations provided in the Transitional Services Agreement or the Network Services Agreement, as may be applicable.

         Reuters may pay SAVVIS's telecommunication bills solely in locations in Europe and Asia where (a) SAVVIS lacks sufficient resources to maintain its billing obligations and is unable to remit payment in accordance with such location's local law, and (b) an invoice is issued in a local language and Reuters has a presence that is familiar with such local language. Reuters shall not order, verify or check tariffs for such telecommunication services (the "Billing Services"). In the event any telecommunications bills are paid by Reuters, SAVVIS shall reimburse Reuters for such expenses, or offset such expenses against any payments due and payable to SAVVIS under the Network Services Agreement. SAVVIS shall pay Reuters a handling fee in accordance with Section 3 of herein.

2. PRICING OF SERVICES. From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002, and continuing thereafter, Reuters shall be compensated by SAVVIS for the Billing Services for the Cost of handling the Billing Services plus a [**] Mark-up.

3. TERM OF SERVICES. Reuters will provide or cause to be provided the Billing Services in Europe from the Effective Date for a period of six
         (6) months and in Asia from the Effective Date for a period of twelve
         (12) months, or as otherwise agreed by SAVVIS and Reuters for specific locations unless earlier terminated pursuant to Section 11 of the Agreement or as provided in this Schedule, provided however that, if a longer period is prescribed by applicable laws or regulations, then Reuters will provide or cause to be provided the Billing Services to which the law or regulation applies for the proscribed period.

4. TERMINATION OF SERVICES. Reuters or SAVVIS may terminate the Billing Services in accordance with the procedures set forth in Section 11 of the Agreement.

         [**] CONFIDENTIAL TREATMENT REQUESTED

                                      8-1

                                   SCHEDULE 9
                             FINANCIAL FIXED ASSETS

1.       DESCRIPTION OF SERVICES.

         1.1     Capitalized terms used but not otherwise defined in this
                 Schedule 9 have the meanings or interpretations provided in the Transitional Services Agreement or the Network Services Agreement, as may be applicable.

         1.2 ASSETS SERVICES. Reuters will hold and manage asset registers for the benefit of SAVVIS solely in the event that SAVVIS is unable to maintain or acquire such assets in its own name, related to the shipping and warehousing of goods. (the "ASSETS SERVICES").

2. AREA OF SERVICES. Reuters will provide the Assets Services at 2055 Westport Center Drive, St. Louis, Missouri 63146.

3. PRICING OF SERVICES From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002, and continuing thereafter, Reuters shall be compensated by SAVVIS for the Asset Services for the Cost of handling the Asset Services plus a [**] Mark-up.

4. TERM OF SERVICES Reuters will provide or cause to be provided the Assets Services from the Effective Date for a period of one (1) year, or as otherwise agreed to by Reuters and SAVVIS.

5. TERMINATION OF SERVICES Reuters or SAVVIS may terminate the Assets Services in accordance with the procedures set forth in Section 11 of the Agreement.

         [**] CONFIDENTIAL TREATMENT REQUESTED


                                      9-1

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                                   SCHEDULE 10
                               FACILITIES SERVICES

1. DESCRIPTION OF SERVICES. This Schedule 10 governs the provision by the Reuters Group to SAVVIS of rights to occupy and use certain parts of the immovable properties owned or occupied by the Reuters Group (the "Facilities"). Capitalized terms used but not otherwise defined in this
         Schedule 10 have the meanings or interpretations provided in the Transitional Services Agreement, or the Network Services Agreement, as may be applicable.

2. LOCATIONS OF FACILITIES. The following buildings comprise the list of the Facilities, and such other facilities as may be agreed between SAVVIS and Reuters from time to time where SAVVIS has employees and rights to occupy and use certain parts of the immovable properties owned or occupied by the Reuters Group:

         2.1   515 S. Flower Street, Los Angeles, California

         2.2   2465 Faber Place, Palo Alto, California

         2.3   One Front Street, San Francisco, California

         2.4   3340 Peachtree Road NE, Atlanta, Georgia

         2.5   10 S. LaSalle Street, Chicago, Illinois

         2.6   260 Franklin Street, Boston, Massachusetts

         2.7   99 Summer Street, Boston, Massachusetts

         2.8   One State Street Plaza, New York, New York

         2.9   3 World Financial Center, New York, New York

         2.10  717 Office Parkway, Creve Coeur, Missouri

         2.11  795 Office Parkway, Creve Coeur, Missouri

         2.12  10050 Manchester Road, St. Louis, Missouri

         2.13  Suite 540, 5th Floor, 355 4th Avenue, SW, Calgary, Alberta

         2.14  145 W. King Street, Toronto, Ontario

         2.15 Ground Floor Computer Room, 800 Rene Levesque Boulevard West, Montreal, Quebec

                                      10-1

         2.16  151 Front Street West, Suite 04A, Toronto, Ontario

         2.17  625 Howe Steet, Suite 200, 2nd Floor, Vancouver, British Columbia

         2.18  600 N. Pearl Street, Dallas, Texas

3.       USE OF FACILITIES.

         3.1 GRANT OF LICENSE. Reuters authorizes SAVVIS to use the Facilities from the Effective Date on a non-exclusive basis during the term of this Schedule 10 in respect of each relevant building.

         3.2     GENERAL. From the Effective Date and for the term of this
                 Schedule 10, so far as lawfully possible, SAVVIS shall remain in occupation and retain use of such parts of the immovable properties owned or occupied by a member of the Reuters Group as are agreed to by the parties.

         3.3 SAVVIS PERSONNEL. SAVVIS shall ensure that SAVVIS personnel comply with reasonable security, confidentiality and operational requirements at the Facilities as notified in writing (including by way of reasonably prominent notice) to SAVVIS.

         3.4 LICENSE PERSONAL. This license does not permit SAVVIS to authorize anyone else to use the Facilities.

         3.5 SUPPLY OF SERVICES TO REUTERS. The Facilities shall not be used for provision of services to any third party without Reuters consent, which consent shall not be unreasonably withheld.

         3.6 PROVISION OF ADDITIONAL SPACE. Upon the reasonable request of SAVVIS, Reuters will provide SAVVIS with additional space, when and if available. Reuters shall act reasonably and in good faith within a reasonable time period in considering requests from SAVVIS for the extension of or an addition to the Facilities within a building.

         3.7 RELOCATION OF CUSTOMER EQUIPMENT. In the event that it becomes necessary, based on the reasonable business needs of Reuters, to relocate any SAVVIS Equipment to another hosting facility operated by or on behalf of Reuters, SAVVIS will provide all reasonable cooperation to Reuters to facilitate such relocation. Reuters shall be solely responsible for any costs and expenses incurred by Reuters and SAVVIS (including any expenses of any Reuters Customers and Third Party Customers) in connection with any such relocation and will use commercially reasonable efforts, in cooperation with SAVVIS, to minimize and avoid any interruption in any of the services set forth in this
                 Schedule 10.

         3.8     LANDLORD'S CONSENT.

                                      10-2

                 (A) APPLICATIONS FOR CONSENT. To the extent that the consent of any landlord or other reversioner is required to permit lawful occupation of the Facilities by SAVVIS (a "Requisite Consent") Reuters may, in its sole discretion, apply for the requisite consent.

                 (B) CO-OPERATION TO OBTAIN CONSENT. In the event Reuters applies for a Requisite Consent it shall use its commercially reasonable efforts to obtain such Requisite Consent. SAVVIS shall supply such information and references as the landlord or any other reversioner may require for its consideration as to whether to grant such consent and shall enter into such covenants or agreements as the landlord (or any other reversioner) may properly require in granting the Requisite Consent.

                 (C) COSTS. All reasonable costs and expenses of obtaining a requisite consent shall be borne by SAVVIS.

         3.9     SECURITY OF TENURE.

                 (A) SECURITY OF TENURE EXCLUDED. This Schedule having been concluded at arm's length and the parties having received separate independent legal advice the parties agree that this Schedule takes effect as a mere license and does not grant SAVVIS exclusive possession or create a tenancy or other form of secured occupation.

                 (B) AUTHORIZATION. To the extent that the authorization of the court or other competent authority is required to endorse the validity of the agreement contained in this paragraph SAVVIS shall, at the request of Reuters, take such steps as may be necessary to obtain such consent or authorization.

     3.10  REMEDIES AND WAIVERS.

         (A) DELAY. No delay or omission on the part of Reuters in exercising any right, power or remedy provided by law or under this Schedule shall:

                  (i)  impair such right, power or remedy; or

                  (ii) operate as a waiver thereof.

         (B) NO HOLDING OVER. No demand or receipt by Reuters at the termination of the Services set forth in this Schedule 10 of any sum of money nor any acknowledgement given by Reuters shall constitute or evidence the creation of a hold-over tenancy or other form of secure occupation in SAVVIS's favor.

4.       PARTIES' OBLIGATIONS.

         4.1    SAVVIS'S OBLIGATIONS.  SAVVIS will:

                                      10-3

         (A) keep the Facilities clean and tidy and clear of rubbish and leave it in such condition and free of the SAVVIS's furniture, equipment, goods and chattels during the term of this Schedule 10;

         (B)     not alter the use of the Facilities;

         (C) not obstruct the common parts of any building or cause such areas to become dirty or untidy nor leave any rubbish in them;

         (D) not display any signs or notices outside the Facilities or so as to be visible from outside the Facilities;

         (E) not use the Facilities in such a way as to cause any nuisance, damage, disturbance, annoyance, inconvenience or interference to the owners, occupiers or users of other parts of any building;

         (F) not make any alteration to the Facilities, its decorations or its services;

         (G) not do any act, matter or thing which would or might constitute a breach of any statutory requirement affecting any building or which would or might vitiate in whole or in part any insurance effected in respect of the building from time to time;

         (H) indemnify Reuters and keep Reuters indemnified against all losses, claims, demands, actions, proceedings, damages, costs, or expenses or other liability arising from any breach of any of SAVVIS's undertakings contained in this paragraph;

         (I) not impede the exercise of Reuters rights of possession and control of the Facilities; and

         (J) observe such rules and regulations as Reuters may make from time to time in the interests of good estate management governing the use of any building including, without limitation, regulations to ensure the security of the building through the implementation of security checks, passes and procedures for employees, contractors, consultants and visitors.

         4.2    REUTERS OBLIGATIONS.

                (A) PROVISION OF FACILITIES SERVICES. To the extent the same are provided at a building on the Effective Date, Reuters shall provide the following services in relation to each building:

                         (i) payment of rents, property taxes, utilities charges and landlord's service charges;


                                      10-4

                         (ii) maintenance of the building and any plant and equipment forming part of the building in a state of repair and condition appropriate to its user and in accordance with the terms of any lease;

                         (iii) ensuring (as far as it is able) that SAVVIS has full and quiet use and enjoyment of the Facilities (temporary disruption for the purpose of repairs, refitting and removal excepted);

                         (iv) keeping the building (or procuring that the building is kept) insured against the risks usually insured against in accordance with good commercial practice;

                         (v) provision of reasonable access to toilets, kitchens, canteens, lifts, staircases and other common areas within the building necessary for proper use of the Facilities;

                         (vi) provision during normal business hours of heating (when appropriate), lighting and hot and cold water;

                         (vii) provision of security, reception, incoming mail room, goods, deliveries and storage and, to the extent such facilities do not exist or are inadequate, provision of reasonable assistance to SAVVIS (at the request of the SAVVIS) in their provision or expansion;

                         (viii) provision of reasonable assistance to SAVVIS in negotiating with any superior landlord relating to laying cables, pipes or other services equipment and the security protection of such equipment for which a superior landlord's license or consent is required; and

                         (ix) provision of such other services to the Facilities as SAVVIS may reasonably request or Reuters may reasonably specify.

5.       PRICING OF SERVICES.

         5.1 PRICING. From the Effective Date up to and including December 31, 2001, Reuters will be compensated by SAVVIS for the Services as provided in Section 5.01 of the Transitional Services Agreement. Beginning on January 1, 2002, and continuing thereafter, SAVVIS will compensate Reuters for utilizing the Facilities on a fully-allocated basis, for the pro rata portion of the Facilities used by SAVVIS including but not limited to the equitable proportion of any rates and property taxies levied on Reuters in respect of the building, and all costs for water, gas, electricity consumed in the Facilities and all telephone charges used by or on behalf of SAVVIS.

         5.2     DEFAULT INTEREST. Any amount payable by SAVVIS under this
                 Schedule 10 and not paid within ten (10) Business Days following the date it becomes due shall

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

                 carry interest (as well after as before any judgement) at [**] per annum above the prime or base lending rate established from time to time by Citibank N.A.

         5.3 VALUE ADDED TAX. All sums of whatsoever nature which are payable by SAVVIS under this Schedule 10 are exclusive of any value added tax or any similar tax, which taxes shall be paid by SAVVIS against the issue of a valid VAT invoice or equivalent document at the rate and in the manner from time to time prescribed by law.

6. TERM OF SERVICES. SAVVIS will benefit from use of the Facilities and services set forth in this Schedule 10 from the Effective Date for a period of twelve (12) months, unless earlier terminated pursuant to
         Section 11 of the Agreement or as provided in this Schedule 10, provided however, that Reuters may discontinue any such services and/or the use of the Facilities used by SAVVIS personnel by giving SAVVIS three (3) months prior written notice (except in the case of a termination of the use of the services or use of Facilities at 717 Parkway, St. Louis, Missouri, in which case Reuters will give SAVVIS six (6) months prior written notice), and for SAVVIS equipment by giving SAVVIS six (6) months prior written notice of such discontinuation. Prior to Reuters providing any such notice, the parties hereto agree to discuss in good faith the term of the service to be provided under this Schedule 10 and any actions that may be required to facilitate the transition of the provision of such services to SAVVIS, including assisting SAVVIS in entering agreements with respect to the occupation and use of the applicable areas of such Facilities.

7.       TERMINATION OF SERVICES.

         7.1     TERMINATION: In addition to the termination events provided in
                 Section 11 of the Agreement, SAVVIS's authority to use any specified area may be immediately terminated upon written notice provided by Reuters in the following circumstances:

                 (A) SAVVIS fails to pay any sum payable under this Schedule 10 in relation to the relevant Specified Area within thirty (30) Business Days of its becoming due; or

                 (B) SAVVIS defaults in its performance of any of its obligations under this Schedule if such default is incapable of remedy or, if capable of remedy, continues without cure for five (5) Business Days after notice of the default has been given by Reuters to SAVVIS; or

                 (C) the landlord of any building requires SAVVIS to vacate the building; or

                 (D)     Reuters lease of any building expires or is terminated;
                         or

                 (E)     SAVVIS gives notice of termination in accordance with
                         Section 4 of this Schedule 10.

         [**] CONFIDENTIAL TREATMENT REQUESTED

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